UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE E.W. SCRIPPS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SCRIPPS

2022

Notice of Annual Meeting of Shareholders & Proxy Statement

THE E.W. SCRIPPS COMPANY

Scripps Center 312 Walnut Street Cincinnati, Ohio 45202

Notice of Annual Meeting of Shareholders

To Be Held May 2, 2022

Date & Time:	Location:	Record Date:
May 2, 2022, at 4:00 PM	Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio	March 8, 2022

PROXY SUMMARY	Voting Matters:		Board Vote Recommendation	Page Reference (for more detail)
	Proposal No. 1	Election of Directors	FOR each nominee	8
	Proposal No. 2	Ratification of Deloitte & Touche LLC as the Company’s Independent Registered Public Accounting Firm for 2022	FOR	67
	Proposal No. 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation (Say on Pay)	FOR	69

Vote by Internet	To the Shareholders of The E.W. Scripps Company

The Annual Meeting of the Shareholders (the "Annual Meeting") of The E.W. Scripps Company (the “Company”) will be held at the Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, on Monday, May 2, 2022, at 4:00 PM, Eastern Time, for the following purposes:

1.     to elect directors;

2.     to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022; and

3.     to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”).

www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information.

Vote by Phone

The shareholders will also transact such other business as may properly come before the Annual Meeting.  The Company’s board of directors (the “Board”) has fixed the close of business on March 8, 2022, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

If you plan to attend the Annual Meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 18, 2022, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2021 Annual Report to Shareholders and the Proxy Statement.

1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions.
Vote by Mail
request & submit a paper proxy card

We encourage you to attend the Annual Meeting.  However, it is important that your shares be represented whether or not you are personally able to attend the Annual Meeting.  Please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible so as to ensure that your vote is recorded.  Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.  If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the Board. Thank you for investing in The E.W. Scripps Company.

Julie L. McGehee, Esq.
Secretary and Vice President March 18, 2022

Vote in Person
attend the Annual Meeting

The E.W. Scripps Company	2022 Proxy Statement

THE E.W. SCRIPPS COMPANY

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2022 Annual Meeting

May 2, 2022

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of The E.W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 2, 2022, at the Scripps Center, 312 Walnut Street, 10th Floor Conference Room, Cincinnati, Ohio at 4:00 PM Eastern Time.

The close of business on March 8, 2022, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 18, 2022, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Voting Procedures

On March 8, 2022, the Company had outstanding 70,724,047 Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $0.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the Annual Meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the Record Date, and (ii) a majority of our Common Voting Shares outstanding on the Record Date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote your shares following the instructions in this Proxy Statement using one of the four methods described previously. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote your shares following the instructions in this Proxy Statement using the methods provided by your nominee.

The E.W. Scripps Company	6	2022 Proxy Statement

Solicitation of Proxies

The solicitation of proxies is made by, and on behalf of, the Board. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing the notice of the Annual Meeting, the Proxy Statement and the accompanying proxy.  In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by Internet (including by email, Twitter, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. The Company has retained the services of Broadridge Financial Solutions, Inc. at an estimated cost of $9,500 to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

The E.W. Scripps Company	7	2022 Proxy Statement

Proposal 1-Election of Directors

(Item 1 on the Proxy Card)

A board of 11 directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the Board each of the nominees set forth below. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify.  Each of the director nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the Board does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the Board may propose.

✓	THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

The E.W. Scripps Company	8	2022 Proxy Statement

Report on the Nominees for Election to the Board of Directors

The following table sets forth certain information as to each of the nominees for election to the Board.

Nominees for Election by Holders of Class A Common Shares

Age: 62 Director since: 2018 Committees: • Audit

Lauren Rich Fine(1)

Senior Managing Director at Gries Financial Partners

Senior Managing Director at investment/wealth management firm, Gries Financial Partners (wholly owned subsidiary of The 4100 Group) since 2016.  Executive search consultant at Howard & O’Brien from 2010 to 2015. Faculty member at Kent State University School of Journalism & Mass Communication from 2007 to 2011.  Managing Director in Equity Research at Merrill Lynch from 1986 to 2007.

Age: 61 Director since: N/A

Burton F. Jablin

Former Chief Operating Officer for Scripps Networks Interactive, spin-off of The E.W. Scripps Company 2015-2018. President, Scripps Networks Interactive 2013-2015. President, Home Category Scripps Networks Interactive 2009-2013. President, HGTV, Scripps Networks 2005-2009.

Age: 66 Director since: 2008 Committees: • Audit (Chair) • Executive (Chair) • Nominating & Governance

Kim Williams(2)

Retired Senior Vice President, Partner, and Associate Director;

Global Industry Research at Wellington Management Company, LLP

Chair of the Board from May 2021 to present.  Lead Director 2018 to May 2021.  Retired since 2006. Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 to 2001. Senior Vice President, Partner, Global Industry Analyst from 1986 to 1995.

The E.W. Scripps Company	9	2022 Proxy Statement

Nominees for Election by Holders of Common Voting Shares
Age: 70 Director since: 2019 Committees: • Compensation and Talent Management

  Marcellus W. Alexander, Jr.

Senior Advisor, Television and President of National Association of Broadcasters Leadership Foundation from 2018 to 2019.  Executive Vice President, Television and President, National Association of Broadcasters Education Foundation from 2004 to 2018.  Executive Vice President, Television of National Association of Broadcasters from 2002 to 2004.

Age: 46 Director since: 2015 Committees: • Executive • Nominating & Governance	Charles L. Barmonde(3) Private investor, educator and entrepreneur. Owner and founder of Arch Contemporary Ceramics, a retail gallery and studio. Former Trustee of the Scripps Howard Foundation.

Age: 62 Director since: 2013 Committees: • Compensation and Talent Management (Chair) • Executive

Kelly P. Conlin

Chairman and Chief Executive Officer of Zinio, Inc. from 2015 to 2019. Chairman and Chief Executive Officer of NameMedia from 2006 to 2015. Chief Executive Officer of Primedia from 2003 to 2005. Chief Executive Officer of IDG Inc. from 1995 to 2002.

The E.W. Scripps Company	10	2022 Proxy Statement

Age: 64 Director since: 2008 Committees: • Audit • Executive • Nominating & Governance (Chair)

John W. Hayden(4)

President and Chief Executive Officer of CJH Consulting. President and Chief Executive Officer of The Midland Company from 1998 to 2010. Chairman, President and Chief Executive Officer of American Modern Insurance Group from 1996 to 1998.

Age: 63 Director since: 2012 Committees: • Compensation and Talent Management	Anne M. La Dow(3) Private investor and former Human Resources Director of the Ventura County Star.
Age: 57 Director since: N/A

Leigh B. Radford(5)

Retired Senior Vice President, Procter & Gamble and founder of P&G Ventures 2015-2022. VP/General Manager, Procter & Gamble 2006-2015. Marketing Director, Procter & Gamble 1998-2005. Brand Manager, Procter & Gamble 1995-1997.

Age: 50 Director since: 2017 Committees: • Nominating & Governance	R. Michael Scagliotti(3) Private investor and artist. Trustee of the Scripps Howard Foundation since 2015.

The E.W. Scripps Company	11	2022 Proxy Statement

Age: 47 Director since: 2017 Committees: • Executive

Adam P. Symson

President and Chief Executive Officer since August 2017. Chief Operating Officer from November 2016 through August 2017. Senior Vice President of Digital from 2013 through 2016. Chief Digital Officer from 2011 through 2013. Vice President Interactive Media/Television from 2007 to 2011.

(1)	Ms. Fine is a director of Private Trust Co. (Private), BioMendics LLC and Your Teen Media LLC (start-up companies).
(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).
(3)

Mr. Barmonde, Ms. La Dow and Mr. Scagliotti are all Signatories to the Scripps Family Agreement. Ms. La Dow and Messrs. Barmonde and Scagliotti are cousins. See "Related Party Transactions-Scripps Family Agreement" below.

(4)

Mr. Hayden is a director of Ohio National Financial Services Co. (a mutual insurance and financial services company), ABR Re (a Bermuda-based reinsurance company), Hauser Private Equity and General Nano (an advanced materials company).

(5)	Ms. Radford is a director of VF Foundry, FAST Studios and Goodwill Industries International.
*	Age reflected as of March 18, 2022.

The E.W. Scripps Company	12	2022 Proxy Statement

Nominee Qualifications

The nominees for the Board consist of 11 members who we believe are extremely well-qualified to serve on the board and represent our shareholders' best interests.  The nominating & governance committee selects nominees with a view to establishing a Board that is comprised of members who:

•	have extensive business leadership experience,
•	bring diverse perspectives to the Board,
•	bring institutional knowledge and a thorough understanding of the Company's history and vision,
•	have high ethical standards, broad discernment, as well as sound business judgment and acumen, and
•	understand and are willing to make the time commitment necessary for the Board to effectively fulfill its responsibilities.
•

To complement the overall board qualifications listed above, we also look for specific skills that we feel support a well-rounded, diverse and experienced board.  Below outlines our director nominees’ skillset:

Nominees Tenure and Diversity

In addition to a specific set of skills, we strive for a diverse board with respect to gender, tenure, age and representation.

The E.W. Scripps Company	13	2022 Proxy Statement

Board Diversity Matrix

We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our viewers, our advertising partners and in the communities we serve. Throughout the years, our nominating and governance committee has taken this priority to heart in its nominations process, and the diversity of our Board has grown significantly. We provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in Nasdaq Rule 5605(f). Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). This information has been collected from each of our board members and they have voluntarily self-identified their gender and demographic background.

Board Diversity Matrix (as of 12/31/2021)
Total Number of Directors		10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
White	3	5	0	0
Did Not Disclose Demographic Background	0

As additional information, our board diversity matrix with our current director nominees, should they be elected, would reflect as follows:

Proposed Board Diversity Matrix (as of 05/03/2022)
Total Number of Directors		11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
White	4	6	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Board Refreshment

We believe the Company benefits when there is a mix of experienced directors with a deep understanding of our businesses and others who bring a fresh perspective.  The Board remains committed to refreshment and to seek out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences.  Our average board tenure is 5.6 years, and we believe there is a balanced mix of experience within that average.

The E.W. Scripps Company	14	2022 Proxy Statement

Report on the Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2022, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 70,715,548 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2022, unless indicated otherwise in the footnotes below.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

Signatories to Scripps Family Agreement(1)	11,721,556	16.6%	11,130,723	93.3%
Tracy Tunney Ward Miramar Services, Inc. 250 Grandview Ave., Suite 44 Ft. Mitchell, KY 41017
Columbia Insurance Company(2)	23,076,923	24.6%	—	—
1314 Douglas Street Omaha, NE 68102
BlackRock, Inc.(3)	9,928,252	14.0%	—	—
55 East 52nd Street New York, NY 10055
The Vanguard Group(4)	6,419,344	9.1%	—	—
100 Vanguard Blvd. Malvern, PA 19355
GAMCO Investors, Inc.(5)	5,597,350	7.9%	—	—
One Corporate Center Rye, NY 10580-1435
Victory Capital Management, Inc.(6)	5,113,535	7.2%	—	—
4900 Tiedeman Rd. 4th Floor Brooklyn, OH 4414
Dimentional Fund Advisors LP(7)	5,021,062	7.1%	—	—
6300 Bee Cave Road Building One Austin, TX 78746
Contrarius Investment Management Limited(8)	3,601,774	5.1%	—	—
2 Bond Street St. Helier, Jersey JE2 3NP, Channel Islands

(1)

The information in the table and this footnote is based on information provided to the Company by Miramar Services, Inc. and information contained in Amendment 11 (dated April 5, 2021) to a Schedule 13D filed with the Securities and Exchange Commission, as updated by subsequent Section 16 filings by certain of the reporting persons, by descendants of Robert P. Scripps, descendants of John P. Scripps and certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them.  Miramar Services, Inc. provides administrative services to certain members of the Scripps Family. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Amendment to Schedule 13D, two of the Signatories act as co-trustees with respect to 534,666 Common Voting Shares on behalf of a minor descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain minor descendants who are not parties to the Scripps Family Agreement.  Signatories of the Scripps Family Agreement also beneficially own 10,828,622 Class A Common Shares (not including Class A Common Shares into which the common voting shares are convertible).  Class A Common Shares are not subject to the Scripps Family Agreement.  In addition to these Class A Common Shares, the two Signatories mentioned above who act as co-trustees on behalf of a minor descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such minor descendant, and the Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other minor descendants who are not parties to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such minor descendants. No single individual or trust

The E.W. Scripps Company	15	2022 Proxy Statement

that is a Signatory beneficially owns 5% or more of the Company’s outstanding Class A Common Shares.  The following Signatories may be deemed to beneficially own, or share beneficial ownership with other Signatories of, more than 5% of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced minors: Mary Ann S. Sanchez (9.0%); Elizabeth A. Logan (6.7%); Barbara Victoria Scripps Evans (6.5%); Anne La Dow (6.5%); Virginia S. Vasquez (6.4%); Mary Peirce (6.3%); Paul K. Scripps (6.3%); Charles E. Scripps, Jr. (5.2%); Eaton M. Scripps (5.2%); and Edward W. Scripps, Jr. (5.2%).  See “Related Party Transactions - Scripps Family Agreement” below.  The reporting parties filing the Schedule 13D as most recently amended (including any additional parties identified in subsequent Section 16 filings) are Virginia S. Vasquez, Rebecca Scripps Brickner, Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Margaret Scripps Klenzing, Mary Ann S. Sanchez, William H. Scripps, Marilyn J. Scripps, The Adam R. Scripps Trust dated October 5, 1992, as restated May 6, 2009, as further amended on March 16, 2017, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Molly E. McCabe, Barbara Victoria Scripps Evans, John P. Scripps Trust under agreement dated 2/10/77 FBO Peter M. Scripps, John P. Scripps Trust under agreement dated 2/10/77 FBO Paul K. Scripps, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust under agreement dated 2/10/77 FBO Barbara Scripps Evans, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John Peter Scripps 2013 Revocable Trust under agreement dated 12/20/13, John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/84, Ellen M. Scripps Revocable Trust and agreement dated 4/17/14, as thereafter amended or restated, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Elizabeth A. Logan, Cynthia J. Scripps, John P. Scripps, Mary Peirce, Megan Scripps Tagliaferri, Eva Scripps Attal, Kathy Scripps, Eaton M. Scripps, Wesley W. Scripps, Ellen M. Scripps, Cody Dubuc, Careen Cardin Trust dated November 16,2018, Sam D. F. Scripps, R. Michael Scagliotti, William A. Scripps, Jr., Welland H. Scripps, Kendall S. Barmonde, Charles L. Barmonde, Manuel E. Granado, Geraldine Scripps Granado, Raymundo H. Granado, Jr., Anthony S. Granado, Ellen B. Granado, Crystal Vasquez Lozano, Elizabeth Scripps, James Bryce Vasquez, John Patrick Scripps, Keon Korey Vasquez, Peggy Scripps Evans, Samuel Joseph Logan, Maxwell Christopher Logan, Savannah Brickner, Monica Holcomb, Samantha J. Brickner, Nathanial W. Heidt, Austin S. Heidt, Robert S. Heidt III, Jessica L. Hoerster, Jenny Sue Scripps Mitchell, Vanessa L. Sanchez, Veronica E. Sanchez, Brittany Jean Scripps, Shannon Leigh Howard and McCabe A. Ballance.

(2)

Columbia Insurance Company (“Columbia”) is a wholly-owned subsidiary of Berkshire Hathaway Inc., which is controlled by Warren E. Buffett.  As part of the financing of our acquisition of ION Media Networks, on January 7, 2021, we issued $600 million of Series A Preferred Shares to Columbia and granted Columbia a warrant to purchase $300 million of our Class A Common Shares at $13 per share, or a total of 23,076,923 Class A Common Shares.  The warrant is exercisable from the date of grant until the first anniversary of the redemption of the Series A Preferred Shares.  The percentage of Class A Common Shares shown in the table as beneficially owned by Columbia is calculated as if the warrant had been exercised as of January 31, 2022.  Columbia filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 15, 2022.  The information in the table is based on the information contained in such filing.  Such report states that Columbia will share voting and investment power over the shares set forth in the table when issued with Berkshire Hathaway and Warren E. Buffett.

(3)

BlackRock, Inc. filed Amendment No. 13 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 27, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that BlackRock, Inc. has sole voting power over 9,704,681 shares and sole investment power over 9,928,252 shares.

(4)

The Vanguard Group filed Amendment No. 6 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 10, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that The Vanguard Group has shared voting power over 63,568 shares, sole investment power over 6,314,921 shares and shared investment power over 104,423 shares.

(5)

GAMCO Investors, Inc. filed Amendment No. 25 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on March 17, 2021. The information in the table is based on the information as of March 17, 2021 contained in such filing. Such report states that GAMCO Investors, Inc. and its affiliates have sole voting power over 5,527,650 shares and sole investment power over 5,597,350 shares.

(6)

Victory Capital Management, Inc. filed Amendment No. 3 to Schedule 13G with the Securities and Exchange Commission with respect to the Company's Class A Common Shares on February 1, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that Victory Capital Management, Inc. has sole voting power over 5,056,024 shares and sole investment power over 5,113,535 shares.

(7)

Dimensional Fund Advisors LP filed Amendment No. 9 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 8, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that Dimensional Fund Advisors LP has sole voting power over 4,931,422 shares and sole investment power over 5,021,062 shares.

(8)

Contrarius Investment Management Limited filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company's Class A Common Shares on February 3, 2022. The information in the table is based on the information contained in such filing for the year ended 2021. Such report states that Contrarius Investment Management Limited has shared voting power over 3,601,774 shares and shared investment power over 3,601,774 shares.

The E.W. Scripps Company	16	2022 Proxy Statement

Report on the Security Ownership of Management

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2022, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2022, there were 70,715,548 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Restricted Share Units(2)	Total Class A Common Shares(3)	Percent of Class	Common Voting Shares	Percent of Class

Marcellus W. Alexander, Jr.	17,696	—	17,696	*	—	—
Charles L. Barmonde(4)	619,480	—	619,480	*	585,666	4.9%
Kelly P. Conlin	41,663	—	41,663	*	—	—
Lauren Rich Fine	23,728	—	23,728	*	—	—
John W. Hayden(5)	88,772	—	88,772	*	—	—
Burton F. Jablin	—	—	—	—	—	—
Anne M. La Dow(4)(6)	44,847	—	44,847	*	39,552	*
Wonya Y. Lucas(5)	17,257	—	17,257	*	—	—
Leigh B. Radford	—	—	—	—	—	—
R. Michael Scagliotti(4)	27,026	—	27,026	*	267,283	2.2%
Kim Williams(5)(7)	162,931	—	162,931	*	—	—
William Appleton	100,759	35,535	136,294	*	—	—
Jason P. Combs	4,715	—	4,715	*	—	—
Lisa A. Knutson	51,139	34,350	85,489	*	—	—
Brian G. Lawlor	135,826	37,766	173,592	*	—	—
Adam P. Symson	151,327	—	151,327	*	—	—
Laura M. Tomlin	8,759	—	8,759	*	—	—
Other officers not named individually(8)	33,974	18,299	52,273	*	—	—
All directors and executive officers as a group (21 persons)	1,529,899	125,950	1,655,849	2.3%	892,501	7.5%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.
(1)	The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.
(2)

The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2022 and have no additional vesting requirements.

(3)	None of the shares listed for any officer or director is pledged as security for any obligation.
(4)

Mr. Barmonde, Ms. La Dow and Mr. Scagliotti are Signatories to the Scripps Family Agreement. See “Report on the Security Ownership of Certain Beneficial Owners” above and “Related Party Transactions-Scripps Family Agreement” below.

(5)

In addition to the shares listed, the director deferred a portion of his or her director fees in a “phantom shares” account. These “phantom shares” have no voting or other rights. Mr. Hayden has 86,313 phantom shares and Ms. Lucas has 3,939 phantom shares and both have chosen payment in cash rather than payment in Class A Common Shares. Ms. Williams has 41,094 phantom shares and has elected payment in Class A Common Shares.

(6)	Includes shares held by the Anne M. La Dow Trust under agreement dated 10/27/2011, of which Ms. La Dow is trustee.
(7)	Includes shares held by Ms. Williams’ husband as custodian for their children held in trust.
(8)	The shares listed include shares beneficially owned by four executive officers who are not named individually.

The E.W. Scripps Company	17	2022 Proxy Statement

Prohibition of Hedging and Pledging

Directors, officers and other employees who routinely have access to material non-public information are prohibited from (i) pledging shares of Class A common stock or derivatives thereof or (ii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or engaging in transactions (including "short sales"), that hedge or offset or are designed to hedge or offset any decrease in the market value of Class A Common Shares or derivatives thereof.

The E.W. Scripps Company	18	2022 Proxy Statement

Report on the Board of Directors and its Committees

2021 Board Meetings

During 2021, the Board held four regularly scheduled meetings and one telephonic meeting. All directors attended all of the meetings of the Board and of the committees on which they served during 2021.

Executive Sessions of Directors

During 2021, executive sessions of non-management directors were held at each board meeting. The director who presided at these meetings was the Board Chair or another director selected by the Board at the time of such meeting.

Standing Committees and Committee Charters

The Company has standing executive, audit, compensation and talent management and nominating & governance committees.  Each committee is governed by its own committee charter which outlines the committee’s mission, authority, responsibilities, composition, frequency of meetings, requirements for minutes, and how they report their findings to the board.  Charters are reviewed and updated, if necessary, annually.  The charter for each such standing committee is available for review on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Committees of the Board of Directors

Executive Committee. Kim Williams (chair), Charles L. Barmonde, Kelly P. Conlin, John W. Hayden, and Adam P. Symson are the members of the executive committee. This committee may exercise all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The executive committee meets only as necessary. During 2021, the executive committee did not meet.

Audit Committee. Kim Williams (chair), Lauren Rich Fine and John W. Hayden are the members of the audit committee. The purpose of the committee is to assist the Board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues including, but not limited to, financial, cybersecurity, information technology, data privacy, legal and business continuity; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2021, the audit committee held four meetings.

Compensation and Talent Management Committee. Kelly P. Conlin (chair), Marcellus W. Alexander, Jr., Anne M. La Dow and Wonya Y. Lucas are the members of the compensation and talent management committee. At the November 2021 meeting, the committee approved its charter to include oversight of various human capital management strategies including equity, diversity, and inclusion and talent management.  At the February 2022 meeting, the committee approved changing the committee’s name to be more descriptive of its expanded responsibilities and the board approved the name change.  The committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers and talent management strategies of the larger employee population. The committee reviews and approves the Company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually, the compensation and talent management committee conducts a performance review of the chief executive officer, the results of which are shared with the entire Board. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors, and the chief executive officer makes recommendations to the committee regarding the compensation elements of his direct reports in light of their

The E.W. Scripps Company	19	2022 Proxy Statement

goals and objectives. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements and plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines, considers the chief executive officer's recommendations for his direct reports, and makes recommendations to the Board. The committee has the authority to administer the cash-based incentive plans, severance arrangements and plans and change in control arrangements and plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory vote regarding the compensation of the Company’s named executive officers and making recommendations to the Board on how to respond to those votes as well as recommending to the Board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks.  The committee receives reports from the Company related to human capital management strategies, policies and required disclosures, including with respect to matters such as equity, diversity and inclusion and talent development.  The committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the committee, or to one or more other directors, in each case as it deems appropriate, other than in connection with any power or authority required by law, regulation or listing standard to be exercised by the committee as a whole.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the Board. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement.  The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior executives or directors. In the first half of 2021, the committee retained Exequity, LLC to assist it in developing and reviewing our executive and director compensation strategy and programs. Beginning June 2021, the committee retained the firm Korn Ferry to provide these services.  During 2021, the compensation and talent management committee held four meetings.

Nominating & Governance Committee. John W. Hayden (chair), Charles L. Barmonde, R. Michael Scagliotti and Kim Williams are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the Board by identifying individuals qualified to become Board members and to recommend director nominees to the Board and to the signatories to the Scripps Family agreement; (2) to recommend to the Board corporate governance principles that might be applicable to the Company; (3) to lead the Board and its committees in the annual review of the Board and its committees’ performance; (4) to recommend to the Board nominees for each committee of the Board; and (5) to oversee the Company’s overall strategy on environmental, social and governance (ESG) initiatives, including evaluating the impact of the Company’s practices on the communities in which it operates and on the Company’s other constituencies and stakeholders and reviewing and recommending to the Board for approval polices with respect to the Company’s ESG initiatives. During 2021, the nominating & governance committee held four meetings.

The E.W. Scripps Company	20	2022 Proxy Statement

Environmental, Social & Governance Responsibility at Scripps

“Give light and the people will find their own way” is more than the Scripps company motto – it is a cultural calling and a strategic direction. Few companies have the gift of such clarity of purpose: Journalism and the drive to inform and entertain audiences while supporting the economy through advertising and marketing services provide our management and the Board with the strategic lens for Scripps’ value creation and growth.

We at Scripps are passionate about the importance of journalism in our democracy – a Fourth Estate that balances government power, holds authority figures and institutions accountable and improves the lives of those we serve. We know that a dynamic news media is instrumental to a healthy nation that governs itself through transparency and civil discourse. This vision drives our internal priorities and our external partnerships and activities and provides a broad view of the stakeholders to whom we are responsible.

Our corporate social responsibility takes shape through our environmental, social and governance (“ESG”) policies and procedures, and during 2021, we made significant progress in evolving Scripps’ key ESG areas. We retained an outside company to help us conduct a “materiality assessment” that would let us identify our Company’s areas of material impact as well as the issues of greatest concern to our stakeholders. Our process included:

➣	Evaluating ESG topics relevant to our business and industry through peer benchmarking as well as generally accepted sustainability standards to identify our universe of topics.
➣	Identifying internal and external stakeholders.
➣	Assessing the significant economic, environmental or social impacts of our business through interviews and research.
➣	Assessing the influence of our stakeholders’ decision making.
➣	Prioritizing our universe of topics that are material to our business and industry.

Scripps’ materiality assessment is key to creating sustainable strategies for our businesses’ future. We plan to use it to help us map our most significant environmental, social and governance topics in order of importance to the business and to our stakeholders. This road map can drive our ongoing sustainability actions and integration of ESG into our business strategies.

We used the Global Reporting Initiative (“GRI”) guidance to identify stakeholders for representation in our assessment who are relevant to our business and industry. The guiding principles used in selecting our stakeholders include:

❖Responsibility	❖Proximity	❖Representation
❖Influence	❖Dependency

Based on these principles, we researched the following external stakeholders: business partners, customers, government regulators, investors, communities and non-governmental organizations.

Internally, we surveyed and interviewed Scripps business leaders from the Scripps Networks division, the Local Media division, Finance, Human Resources, Corporate Communications, Legal, Information Technology, Strategic Sourcing, Business Continuity and Investor Relations.

From the universe of material topics to consider, our stakeholder engagement sessions and research resulted in a materiality matrix that allowed us to focus our ESG efforts on a number of topics.

As we continue in our ESG efforts, we plan to focus on topics that are important to our stakeholders and significant to our business impact as well as represent the spirit of supporting and advancing our environment, upholding our corporate social responsibilities and maintaining best practice governance.

The E.W. Scripps Company	21	2022 Proxy Statement

Journalistic Integrity and Sponsorship Identification

Scripps is dedicated to fulfilling our instrumental role as a member of the Fourth Estate in American democracy.

Our objective local and national news coverage empowers people to make informed decisions for their own lives and for their communities. Our investigative journalism plays a crucial watchdog role.

Both the local and national news and information organizations strive to earn and maintain the trust of the public and to be fearless in the pursuit of the truth. Scripps journalists adhere to our journalism ethics practices when gathering and reporting the news and welcome an open dialogue with the public about their news-gathering processes. The Scripps Journalism Ethics Guidelines are available at this URL: https://assets.scrippsdigital.com/docs/journalism-ethics-guidelines.pdf.

Also toward this end, Scripps has committed time, talent and other resources to three key issues impacting the important role of journalism in our society:

•      News Literacy. Scripps supports educating Americans on the role of the free press and society’s need for robust reporting and energized news operations. The Company partnered with The News Literacy Project, a nonpartisan nonprofit organization, to launch News Literacy Week. The third annual event was held beginning Jan. 24, 2022. The public awareness campaign works to achieve broad consumer reach and wide media support.

•      Journalism Education & Recognition. Scripps reporters, editors and management working on any journalism-producing platforms are expected to live up to standards of ethics and objectivity as outlined in the Journalism Ethics Guidelines (see link above). Journalists must be vigilant about their objectivity, integrity and thoroughness, and Scripps can play an important role in preparing them for this work. The Company’s philanthropic organization, the Scripps Howard Foundation, made grants totaling $3.1 million in 2021 to support journalism education in a wide variety of ways, as described on the Foundation’s website, scripps.com/foundation.

The Scripps Howard Foundation also operates the Scripps Howard Awards, one of the nation’s most prestigious American journalism competitions. The awards recognize and promote journalism that spurs action, news organizations that go the extra mile to expose previously undisclosed or misunderstood information and journalists who embrace new tools, channels, technologies and approaches.

•      Defense of the First Amendment. As a result of the economic pressure on the news business, some commercial and not-for-profit news organizations have grown slower to challenge open-records law violations, government cover-up efforts and other public interest issues that may require legal expense. At the same time, government officials have become more emboldened by the discrediting of the news media to ignore open records requests. In 2021, Scripps local news outlets conducted more than a dozen investigations that led to government action that benefited our communities. Scripps also partners with The Reporters Committee for Freedom of the Press to fund a legal fellow whose time is focused on supporting local newsrooms fighting for open records, access to courtrooms and public meetings, and general government transparency.

The E.W. Scripps Company	22	2022 Proxy Statement

Responsibilities to Audiences

In our Local Media markets, Scripps takes pride in giving back to the places where we live and work through social service projects, by shining light on important local issues such as domestic violence and homelessness, and by sponsoring or volunteer-emceeing important local philanthropic, civil and business events.

Our local television stations serve a critical public-service role in keeping viewers informed during natural disasters, and they host telethons and other fundraising efforts to help those affected.

We also have a responsibility to represent all of those who live in our communities. Being fair and inclusive in our coverage means understanding our audiences. To that end, Scripps requires extensive training for its local and national newsroom employees on understanding their implicit biases, researching the viewpoints of key racial and demographic groups and reporting stories that are balanced by seeking out and reflecting a wide range of voices.

Community Impact

Scripps gives back to many organizations in its corporate hometown of Cincinnati and in markets across the country where it does business. Employees are encouraged to take a paid Volunteer Day every year to spend time with an organization or cause about which they are passionate.

Since 1962, the Scripps Howard Foundation has further amplified the Company’s charitable work. The Foundation supports journalism education that produces fair-minded, thoughtful reporters and editors; childhood literacy to promote a more educated populace; and basic needs social service organizations in the communities where we do business.

In 2021, the Foundation bestowed a total of $6.4 million in grants. That included $3.1 million for First Amendment causes and journalism programs described previously in our journalistic integrity and sponsorship identification section and $1.5 million through more than 100 grants and gifts to match employee donations or support employee volunteerism at community programs in Scripps markets. In addition, it gave about $1 million to childhood literacy efforts through its “If You Give A Child A Book…” campaign, joined by members of the Scripps family, Scripps employees and local viewers. Since the campaign’s inception in 2016, more than 700,000 books have been given to children in need.

Employee Experience

Human Capital Management (HCM) increasingly is considered a significant driver of value and success to Scripps and many other companies.

The global pandemic continues to shine a spotlight on these issues. When the Coronavirus began to spread across the U.S. in March 2020, Scripps identified three key priorities to guide its decision-making: protecting the health and welfare of its employees, executing its Company mission and maintaining business continuity. In mid-March 2020, nearly all of our employees were transitioned out of our workplace without an interruption to new programming or other media delivery. As we returned portions of our employees back to newsrooms and workplaces in 2021, we instituted a mask requirement in our facilities. In September 2021, we made the decision to implement a vaccine policy as part of our commitment to workplace safety.

The E.W. Scripps Company	23	2022 Proxy Statement

The policy required all employees to be fully vaccinated by Dec. 1, 2021, unless a medical or religious accommodation was granted. It is our belief that a fully vaccinated workplace creates the safest environment for employees to return to the workplace in 2022. As part of this healthy workplace goal, we updated our Communicable Disease policy to provide guidance and expectations to all of our employees when faced with questions about communicable illness. Learnings from this experience has resulted in a rethinking of our workplace and work requirements and we may continue to provide certain employees with flexible working arrangements, depending upon their duties and responsibilities. In addition to protecting our employees’ physical health, we also offer resources to assist with our employees’ mental well-being. To help employees navigate this troubling time, we created a holistic library of well-being resources called “Healthy Minds” that is posted to the company intranet and available to all employees.

Critical to our business success is identifying, recruiting, retaining, and incentivizing our existing and future employees. We strive to attract and retain the most talented employees in the industry by offering competitive compensation and benefits. Our compensation philosophy is based on rewarding each employee’s individual contributions and striving to achieve equal pay for equal work regardless of gender, race or ethnicity. We use a combination of fixed and variable pay, including base salary, bonus, commissions and merit increases, which vary across the business and by role. In addition, as part of our long-term incentive plan for executives and certain employees, we provide share-based compensation to foster our merit-based culture, align our business leaders’ interests with those of our shareholders and attract, retain and motivate our key leaders.

As the success of our business is fundamentally connected to the well-being of our people, we offer benefits that support their physical, financial and emotional well-being. We provide our employees with access to flexible and convenient medical programs intended to meet their needs and the needs of their families. In addition to standard medical coverage, we offer eligible employees dental and vision coverage, health savings and flexible spending accounts, paid time off, employee assistance programs, voluntary identity theft protections, access to financial counseling and student loan assistance programs, voluntary short-term and long-term disability insurance and term life insurance. We also offer a voluntary Employee Stock Purchase Plan (“ESPP”) whereby employees can elect to participate through payroll deductions to purchase Company stock at a discounted price. Additionally, we offer a 401k Defined Contribution Plan to all regular employees and an Executive Deferred Compensation Plan to certain senior-level employees. Through our Scripps Howard Foundation, we offer our employees opportunities to apply for grants to support their volunteer efforts in local communities as well as charitable contribution matching gifts. Our benefits vary by location and are designed to meet or exceed local laws and to be competitive in the marketplace.

We believe a key factor in employee retention is training and professional development for our talent. We have training programs across all levels of Scripps to meet the needs of various roles, specialized skill sets and departments across the company. We use certain employee turnover rates in assessing our employee programs to ensure that they are structured to instill high levels of employee tenure, low levels of voluntary turnover and optimal productivity and performance across our workforce. Additionally, we utilize a performance evaluation program that adopts a modern approach to valuing and strengthening individual performance through on-going interactive program assessments related to established goals and objectives.

We strongly believe Scripps’ success depends on employees understanding how their work contributes to the Company’s overall strategy. To that end, we communicate with our workforce through a variety of channels and encourage open and direct communication, including frequent emails and videos from corporate leaders to all employees; daily Company social media posting; annual all-employee awards program; employee engagement surveys; and during the work-from-home environment due to the global pandemic, regular town hall meetings with the CEO and other executives. In addition, Scripps employees across the country are giving back in their local communities through reporting on critical issues, entertaining audiences with quality content, fundraising to help those in need and volunteering for important causes.

The E.W. Scripps Company	24	2022 Proxy Statement

Equity, Diversity and Inclusion

Scripps is committed to an equitable, diverse and inclusive workplace that reflects the communities where we live, work and play. Our overarching Equity, Diversity and Inclusion (EDI) strategy focuses on building awareness of the importance of EDI in our workplaces and communities, empowering leaders to employ EDI practices in their business units or reporting structures, and tracking its equity, diversity and inclusion efforts, which culminates in regulatory reporting (Equal Employment Opportunity-1 reports), divisional analysis and regular reports to the company’s Board of Directors.

Leading Scripps’ diversity, equity and inclusion strategies across the enterprise is a chief diversity officer. She and her team partner with business and human resources leaders across the Company to develop and implement the EDI strategy as well as action plans that continually evolve Scripps’ EDI commitment. The components of these plans include:

•       HR/EDI Strategic Purpose/Enterprise HR Objective: Foster diverse, inclusive, respectful workplaces focused on recruiting and developing talent that drives a high-performance, mission-oriented culture to support business objectives

•       EDI Mission: Cultivate a culture of inclusion where everyone is valued, informed, and empowered to fully realize their Scripps story

•       EDI Vision: Transforming our business and the communities where we live, work and play by acknowledging, incorporating and uplifting our increasingly diverse world

Representative 2021 EDI activities include increased history and heritage month celebrations as well as an inaugural diversity symposium on topics ranging from empathy as a superpower, being an effective ally/upstander, neurodiversity, bias free journalism, mental health, and guided virtual tours of museums including, The Holocaust & Humanity Center, Asian Art Museum, and National WWII Museum.

As a result of what has been a multi-year focus on EDI awareness, we now have: 1) employee resource groups, 2) an enhanced sponsorship program to complement existing retention, development and advancement strategies, 3) an EDI Advisory Council to obtain perspective and participation from employees across the enterprise, and 4) embedded EDI into our employee onboarding, engagement, compliance schedule including mandated unconscious bias education for all employees.

Compliance, Professional Integrity & Ethics

The company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Conduct, which is applicable to all employees. The company’s chief ethics officer is responsible for implementation and oversight of the ethics program and reports to the nominating & governance committee on quarterly activity. Additionally, the company has in place a Code of Business Conduct and Ethics for the chief executive officer and the senior financial and accounting officers.

The company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the company requires all employees to take an online code of conduct learning module to ensure that employees understand the Code of Conduct and the importance that the company places on ethical behavior and compliance with the law. In addition, the company has established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the company’s Code of Ethics. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. Employees also raise questions online through the internet (www.ethicspoint.com) or by a direct phone line to the company’s chief ethics officer.

Cybersecurity: While Scripps runs very little electronic commerce, it owns and operates websites and apps that capture small amounts of data on our customers and website visitors. Security breaches, computer malware or other cyber-attacks could harm our business, our customers or our reputation by disrupting our delivery of news and advertising services or jeopardizing confidential information. For that reason, the Company continuously works to protect itself and its partners against financial, regulatory and reputational costs that could result from the unintended disclosure of Company information. This includes regulatory compliance with HIPAA, PCI Data Security Standards and domestic and international data privacy laws as well as protecting against data breaches and disclosure of confidential Company or customer information. The Board receives quarterly reports on the Company’s cybersecurity programs and initiatives and more frequent updates if events warrant.

The E.W. Scripps Company	25	2022 Proxy Statement

Greenhouse Gas Emissions

Because it is a broadcast company, Scripps’ carbon footprint is reasonably light. However, we all have a role to play in environmental sustainability, and Scripps is taking an active approach to further lighten its impact. It has begun the process of transitioning the lighting in its buildings to more efficient LED bulbs, including in video production studios. Many of our operations have undergone energy audits to identify more opportunity for efficiency. The stations have transitioned to cellular-based backpacks for transmitting video signals to local television stations, avoiding the need for fleets of fuel-dependent trucks. Recycling programs are run at the corporate office and many of our local and national media locations.

Scripps knows sustainability will be an ongoing effort. Its corporate billing team is in the process of moving to electronic invoices, and the Cincinnati television station is piloting the use of an electric vehicle for newsgathering.

Scripps is a member of the Green Business Council of Cincinnati.

For more information on the Company's Environmental, Social and Governance Responsibility plan, please visit www.scripps.com.

The E.W. Scripps Company	26	2022 Proxy Statement

Corporate Governance

The Board is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Board Leadership

Kim Williams has served as the independent chair of the Board since May 3, 2021.  Ms. Williams had been the lead independent director from 2018 to 2021 and serves on the board of directors of two other public companies.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million, or 2 percent of such charity’s consolidated gross revenues, to any charitable organization a director of which is an executive officer of the Company.

Code of Conduct

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Conduct, which is applicable to all employees. The Company’s chief ethics officer is responsible for implementation and oversight of the ethics program and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s website at www.scripps.com (click on "Investors" and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company requires all employees to take an online code of conduct learning module to ensure that employees understand the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law.  In addition, the Company has established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com) or by a direct phone line to the Company’s chief ethics officer.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. The Board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

The E.W. Scripps Company	27	2022 Proxy Statement

Communications with Shareholders

The Company recognizes the importance of regular and transparent communication with our shareholders. Each year, we engage with a large number of shareholders, including our top institutional investors.  In 2021, many investor conferences remained virtual due to the ongoing pandemic, so we were able to maintain our investor outreach schedule.  Our ION acquisition also has brought new investor interest.  In our meetings, we discuss a variety of topics of shareholder interest, including business growth strategies, corporate governance practices and board composition.

Director Attendance at Annual Meeting of Shareholders

All Board members attended the Company’s 2021 Annual Meeting of Shareholders, although the Company does not have a policy that requires attendance.

Director Education

New directors attend an orientation session that introduces them to the Company’s operations and to the members of management. In addition, new committee members receive an orientation specific to the committee on which they will serve.  Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations, as well as industry conferences. The Company pays for the continuing education of its directors. During 2021, Board members attended numerous continuing education programs, including those sponsored by Deloitte, the National Association of Corporate Directors, Corporate Board Member and Kellogg School of Management.  The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The Board has determined that, with the exception of Adam P. Symson, current President and Chief Executive Officer, all of the directors and nominees for director are independent under the standards established by Nasdaq. All of the members of the nominating & governance committee, audit committee and compensation and talent management committee are independent under such standards.

Director Independence — Audit Committee

The Board has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and the listing standards of Nasdaq. The Board determined that each member of the committee meets the experience and expertise requirements of Nasdaq and that Ms. Williams is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

Nasdaq requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation and talent management committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the Company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board of directors or not having audit, compensation and talent management, and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the Nasdaq exemption. The Company is not relying at present on that exemption.

The E.W. Scripps Company	28	2022 Proxy Statement

Director Nominations

The nominating & governance committee will consider any candidate recommended by a shareholder of the Company, applying the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Julie L. McGehee, The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the Board the requisite skills and characteristics of Board candidates as well as the diversity and composition of the Board as a whole. A person considered for nomination to the Board must be a person of high integrity. Other factors considered are independence, age, gender, broad discernment, skills, industry knowledge and experience in the context of the needs of the Board. The nominating & governance committee makes recommendations to the Board regarding the selection of director nominees.

For each of the nominees for election as a director at the Annual Meeting of Shareholders, the Board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the Board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to Board discussions. More specifically, Mr. Alexander, Mr. Conlin, Ms. Fine, Mr. Jablin, Ms. Radford, Mr. Symson, and Ms. Williams bring a working knowledge of the industry or have direct television or digital experience; Mr. Hayden is a retired public company chief executive officer; and Mr. Barmonde (Scripps family member), Ms. La Dow (Scripps family member and employee of a subsidiary of the Company from January 1989 to January 1995) and Mr. Scagliotti (Scripps family member) bring to the Board institutional knowledge and a thorough understanding of the Company’s history and vision.

The Company maintains a general retirement age for directors who are not signatories to the Scripps Family Agreement of 72 as of the nomination date with two optional, one-year extensions, with approval of the full Board.

Board and Committee Self-Assessments

Each year, the Board and the Board’s audit, nominating & governance and compensation and talent management committees conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. The self-assessment is designed to gather suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. This process also allows the Board to identify opportunities for Board succession and skills.

The Board periodically utilizes a third-party firm to conduct the evaluation process to bring in an outside perspective to the evaluation process.  An outside firm was last used in 2019 to conduct the board and committee self-assessments.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

The E.W. Scripps Company	29	2022 Proxy Statement

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the Board, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the Board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the Board reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the Board’s quarterly meeting materials. The GRC committee is chaired by the Company’s General Counsel (chief compliance officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

The Board monitors cybersecurity and technology risks through the audit committee. The audit committee receives quarterly updates on the status of the Company’s cybersecurity program from the Chief Information Security Officer ("CISO") as well as intermittent updates when certain situations arise. Additionally, the CISO reviews the Company's cybersecurity strategy with the audit committee on an annual basis.

The E.W. Scripps Company	30	2022 Proxy Statement

Audit Committee Matters

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes:

•	The engagement of the Company’s independent auditors.
•	The determination as to the independence and performance of the independent auditors.
•	The determination as to the performance of the internal auditors.
•	Review of the scope of the independent audit and the internal audit plan.
•	Pre-approval of audit and non-audit services.
•	Review of disclosure controls and procedures.
•	Review of management’s annual report on internal controls over financial reporting.
•	Review of annual and quarterly Securities and Exchange Commission filings.
•	Review of communications required to be reported to the committee by the independent auditors.
•	Review of certain regulatory and accounting matters with internal and independent auditors.
•	Consultation with independent auditors.
•	Preparation of its report for the proxy statement.
•	Committee performance evaluation.
•	Review of policies for employing former employees of the independent auditors.
•	Review of financial “whistleblowing” complaints.
•	Review of legal and regulatory compliance.
•	Review of enterprise risk issues including, but not limited to, financial, cybersecurity, data privacy, information technology, legal and business continuity.
•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2021, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The audit committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2021, the overall scope and plan for their respective audits. The audit committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The audit committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the audit committee subject to certain restrictions. The policy sets out the specific services pre-approved by the audit committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

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Report of the Audit Committee of the Board of Directors

In connection with the financial statements for the fiscal year ended December 31, 2021, the audit committee has:

(1)	reviewed and discussed the audited financial statements with management; and
(2)	discussed with Deloitte the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board; and
(3)

received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee

Kim Williams, Chair
Lauren Rich Fine
John W. Hayden

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Compensation and Talent Management Committee Report

The Compensation and Talent Management Committee of the Company’s Board (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation and Talent Management Committee

Kelly P. Conlin, Chair
Marcellus W. Alexander, Jr.
Anne M. La Dow
Wonya Y. Lucas

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the Company’s compensation program for our named executive officers. The Company’s named executive officers for 2021 were:

Name	Title as of December 31, 2021
Adam P. Symson	President and Chief Executive Officer
Jason P. Combs*	Executive Vice President and Chief Financial Officer
Lisa A. Knutson*	President, Scripps Networks; former Executive Vice President and Chief Financial Officer
Brian G. Lawlor	President, Local Media
William Appleton	Executive Vice President, General Counsel
Laura M. Tomlin*	Executive Vice President, Chief Administrative Officer

* Effective January 7, 2021, Lisa A. Knutson was appointed President, Scripps Networks and Jason P. Combs succeeded her in the role as Chief Financial Officer.  Also, effective January 7, 2021, Laura M. Tomlin was appointed to serve as Executive Vice President and Chief Administrative Officer.

CD&A Table of Contents

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Executive Summary

Objectives of our Compensation Program

2021 Compensation Highlights

We operate in a highly competitive and rapidly changing industry and we continue to evolve our businesses to meet the ever-changing needs of the media consumer and advertiser.

On January 7, 2021, we closed on the acquisition of the ION national broadcast television network and combined it with our other news and entertainment networks to create the Scripps Networks division.  This was a historic and transformational moment for the Company.  The new national networks business offers advertisers a large nationwide audience of media consumers who include free over-the-air television in their self-made viewing bundles.  The new division features growing revenue streams supported by an efficient centralized cost structure to maximize financial performance. With this backdrop, the Committee approved the following changes to the compensation program for our named executive officers in 2021.

•

Reversed Salary Reductions.  In light of our cost-cutting and cash management efforts in 2020, we emerged from the initial phases of the pandemic as a leaner and stronger Company that is positioned to deliver increasing shareholder returns.  As a result, we restored 2020 merit increases and reversed voluntary salary reductions for our named executive officers, on a prospective basis, effective January 1, 2021.

•

Increased Allocation to Performance-based RSUs.  A meaningful portion of our named executive officers’ total direct compensation (“TDC”) continued to consist of short-term incentives (“STI”) and long-term incentives (“LTI”).  Our STI opportunities are provided under an annual incentive program, the payout of which is dependent on corporate and/or divisional performance.  Our LTI opportunities are provided through time-based and performance-based restricted share units (“RSUs”) that vest over four years.  In the past, the LTI opportunity for our named executive officers other than our CEO was allocated 40% to performance-based RSUs and 60% to time-based RSUs.  For 2021, to keep our named executive officers focused on maximizing our financial performance, we increased the allocation to performance-based restricted share units to 50%.  Consistent with past practice, the allocation of our long-term incentive award opportunity for the CEO remained 60% performance-based RSUs and 40% time-based RSUs to reflect his direct responsibility for the overall performance of the Company.

•

Approved Transaction Bonuses.  We awarded a transaction bonus of $300,000 each to Madams. Knutson and Tomlin and Messrs. Symson, Lawlor and Appleton, and $100,000 to Mr. Combs, in March 2021 to recognize their extraordinary efforts in connection with the negotiation and closing of the ION transaction.  Mr. Combs’ bonus was reflective of his position during the time the bonus was earned.

The E.W. Scripps Company	35	2022 Proxy Statement

•

Aircraft Usage.  As the COVID-19 pandemic continued into 2021, the Board felt it appropriate to continue to permit the use of a private aircraft for business and limited personal travel.  This policy is designed to safeguard the health and safety of our senior executives during the global health pandemic, and we believe the risks of illness, short-term loss of leadership and business interruption are significantly diminished as a result.

•

Authorized Market Adjustments to Compensation Levels.  As a result of the transformational nature of the ION transaction, many of our named executive officers had expanded roles within the organization, in some cases due to a change in position (e.g. Mr. Combs, Ms. Knutson and Ms. Tomlin) and in other cases due to the increased size and complexity of the combined organization.  In order to maintain a consistent and stable leadership team, we made the following changes to TDC levels to reflect the new combined business entity:

Adam P. Symson	• Maintained annual base salary • Maintained STI target at 100% • Increased LTI target by $500,000 • Increased total direct compensation by 9.8%
Jason P. Combs

•     Promoted to Executive Vice President and Chief Financial Officer effective January 7, 2021

•     Received a 112.8% base salary increase

•     Increased STI target from 30% to 60%

•     Increased LTI target from $80,000 to $500,000

•     Increased total direct compensation by 237.2%

Lisa A. Knutson	• Received a 7.7% base salary increase • Maintained STI target at 60% • Increased LTI target by $50,000 • Increased total direct compensation by 8.2%

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Brian G. Lawlor	• Received a 7.1% base salary increase • Maintained STI target at 60% • Increased LTI target by $50,000 • Increased total direct compensation by 7.6%
William Appleton	• Received an 8.1% base salary increase • Maintained STI target at 60% • Increased LTI target by $40,000 • Increased total direct compensation by 8.0%
Laura M. Tomlin	• Received an 11.1% base salary increase • Maintained STI target at 60% • Increased LTI target by $25,000 • Increased total direct compensation by 9.4%

Shareholder Engagement and Enhancements to Compensation Program

As in previous years, our holders of Common Voting Shares continued to show strong support for our executive compensation program by approving the compensation of our named executive officers at our 2021 Annual Meeting of Shareholders. The Committee views the support of our holders of Common Voting Shares as a strong endorsement of our compensation program and our emphasis on a pay-for-performance culture.

We also greatly value the input received from the holders of Class A Common Shares and engage with them on a variety of matters–including strategy execution, executive compensation and corporate governance–as part of a year-round engagement process.

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Our Compensation Policies and Practices

The Committee continues to maintain a variety of the compensation policies and practices that are intended to promote the compensation objectives and align our compensation with industry practices, as described below.

Policy or Practice	Description
Hedging or Pledging Transactions	Our insider trading policy prohibits our employees, officers and directors from engaging in any hedging or pledging transactions with our Class A Common Shares.
Clawback Policy

We maintain a clawback policy, under which we require the reimbursement of any incentive compensation if the payment was predicated upon financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct.

Excise Tax Gross-Ups

The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control.

Stock Ownership Guidelines

Our stock ownership policy requires our executive officers to hold a minimum level of our Class A Common Shares so that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.

Evaluation of Compensation Risks

We annually review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we provide STI opportunities that are based on balanced performance metrics to promote disciplined progress toward advancing our business objectives. All payouts for named executive officers are capped at a pre-established percentage of base salary.

Review of Share Utilization	We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares).
Use of Independent Consultant

The Committee retains an independent consultant to provide advice in the development of our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market peers.

Core Compensation Elements

The following is a summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent.

As described in more detail in last year’s proxy statement, in light of the business uncertainty created by the novel coronavirus (COVID-19), the named executive officers voluntarily waived their 2020 merit increases, effective March 9, 2020.  In addition to waiving their merit increases, the named executive officers also voluntarily accepted an additional salary cut, effective April 6, 2020, of 15% for Mr. Symson and 10% for the other named executive officers, except for Mr. Combs who was not yet a named executive officer.  The Company independently decided to use the cost savings associated with these voluntary salary cuts to fund a donation to The Scripps Howard Foundation’s COVID-19 Employee Relief Fund.  The merit increases and salary cuts described above were restored, on a prospective basis, effective January 1, 2021.

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Given the acquisition of ION Media in early 2021 to recognize changes in roles because of the business restructuring necessary to support the new Scripps Networks, and to benchmark our competitiveness with our peer group, the following base pay changes were made:

Name	Base Salary Earned in 2020 after Voluntary Salary Cuts	Base Salary Level after Restoring Salary Cuts on 1/1/2021	2021 Base Salary Level Approved by the Committee	Percentage Increase from Base Salary Level as of 1/1/2021

Mr. Symson	$850,000	$1,200,000	$1,200,000	—
Mr. Combs	$235,000	$235,000	$500,000	112.8%
Ms. Knutson	$540,000	$650,000	$700,000	7.7%
Mr. Lawlor	$608,850	$700,000	$750,000	7.1%
Mr. Appleton	$444,600	$509,000	$550,000	8.1%
Ms. Tomlin	$324,000	$360,000	$400,000	11.1%

Short-Term Incentive

The Company maintains a short-term incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved.

During the annual performance review process in February 2021, the Committee did not make any changes to the STI opportunities for the named executive officers, other than Mr. Combs, who received an increase relating to his promotion to Chief Financial Officer in January 2021.  The target STI opportunities, expressed as a percentage of annual base salary, were as follows:

Name	Target Opportunity (as % of Base Salary)

Mr. Symson	100%
Mr. Combs	60%
Ms. Knutson	60%
Mr. Lawlor	60%
Mr. Appleton	60%
Ms. Tomlin	60%

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In February 2021, the Committee established an STI program for the year for the named executive officers. This program was based on the operating cash flow and revenue goals set forth in our business plan.

The 2021 STI program payouts for the performance period are calculated as follows:

Our operating cash flow and revenue targets depend in part on anticipated advertising levels for the year.  Advertising revenues increase significantly during even-numbered years when local, state and federal elections occur.  In addition, every four years, political spending typically is elevated due to the presidential election.  Because of these political election cycles, we usually see a significant difference in our operating results when comparing performance in even-numbered years to odd-numbered years.

Consistent with past practice, our operating cash flow and revenue targets for 2021 (an odd-numbered year) were set below results for 2020 (an even-numbered year) to reflect the nature of political spending.

The following tables set forth the operating cash flow and revenue targets for 2021 and the related achievement levels.

Operating Cash Flow* (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company	$389.6	$487.0	$584.4	$574.9	145%

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Revenue* (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company	$2,002.2	$2,224.7	$2,447.2	$2,290.3	115%
Local Media	$1,136.8	$1,263.1	$1,389.4	$1,319.5	122%
Scripps Networks	$856.4	$951.6	$1,046.8	$958.6	104%

*Pursuant to the automatic adjustment provisions described below, the Company operating cash flow and the Company and Scripps Networks revenue targets were adjusted to reflect the budgeted contributions of ION Media, which was acquired, and Triton, which was sold to iHeartMedia during 2021.

The following chart sets forth the definitions for each of the performance goals:

Performance Goal	Description
Company Operating Cash Flow

Consolidated operating income, as reported in the Company’s Annual Report on Form 10-K for the period ending December 31, 2021 (“Annual Report”) as adjusted to include similar amounts related to any discontinued operations, excluding depreciation, amortization of intangible assets, asset impairment charges, unanticipated and/or unplanned restructuring charges, and expenses incurred in association with a business acquisition, less additions to property, plant and equipment from continuing and discontinued operations, and excluding any amounts recorded for annual and long-term incentives earned under each plan. In addition, operating results and capital expenditures associated with the adoption of ATSC 3.0 and the FCC repack shall also be excluded.

Company Revenue	Consolidated operating revenue, as reported in the Annual Report for the performance period, adjusted to include revenue from discontinued operations.
Local Media Revenue	All revenues reported as Local Media segment revenues in the Company’s Annual Report, adjusted to include revenue from discontinued operations.
Scripps Networks Revenue	All revenues reported as Scripps Networks segment revenues in the Company’s Annual Report, adjusted to include revenue from discontinued operations.
Automatic Adjustments

If the Company acquires any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be increased by the acquired business’ budgeted contribution for the periods subsequent to the acquisition.  If the Company divests any business during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be decreased by the divested business’ budgeted contribution for the periods subsequent to the divestiture.

Based on the performance results as outlined in the tables immediately above, the blended payout level for each named executive officer under the 2021 STI program was as follows:

Name	2021 STI Payout Percentage(1)

Mr. Symson	137.50%
Mr. Combs	135.89%
Ms. Knutson	134.63%
Mr. Lawlor	139.25%
Mr. Appleton	137.50%
Ms. Tomlin	137.27%

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(1) Payout percentage for Mr. Combs, Ms. Knutson and Ms. Tomlin are affected by their position changes in January 2021.

For more information on the 2021 STI opportunities for our named executive officers, please refer to the “2021 Grants of Plan-Based Awards” section of this Proxy Statement. The amount of the STI earned for 2021 is set forth in the Non-Equity Incentive Plan Compensation column of the “2021 Summary Compensation Table” of this Proxy Statement.

Long-Term Incentive

The Committee believes that a competitive LTI program is an important component of total compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

In 2021, the LTI opportunities for our named executive officers were adjusted to bring their total direct compensation opportunity closer to the market median of the compensation peer group for each of their roles.

Name	2021 LTI Opportunity	Change in LTI Target Opportunity

Mr. Symson	$3,200,000	$500,000
Mr. Combs	$500,000	$420,000
Ms. Knutson	$600,000	$50,000
Mr. Lawlor	$650,000	$50,000
Mr. Appleton	$550,000	$40,000
Ms. Tomlin	$400,000	$25,000

Under the 2021 long-term incentive program, the LTI target opportunity was allocated between performance-based and time-based RSUs as follows, with the CEO being allocated a higher percentage of performance-based RSUs given his direct responsibility for the overall performance of the Company.

	Allocation
Award Type	CEO	Others	Brief Summary
Performance-Based RSUs	60%	50%

•      Earned based on achieving two equally weighted performance goals under our STI program:  Company operating cash flow and revenue

•      Any units earned based on performance results vest in four equal annual installments from the date of grant

Time-Based RSUs	40%	50%	• Vest in four equal annual installments from the date of grant

The long-term incentive grants are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program.  Moreover, the time-based vesting conditions, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

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The performance and payout scale for performance-based RSUs is the same as the scale used under the 2021 STI program for Company operating cash flow and revenue.  Our Company results are reflected in the table below, resulting in a weighted average of 130%.  As a result, the named executive officers earned 130% of their performance based RSUs, subject to the applicable service based vesting requirements.

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Operating Cash Flow - Company	$389.6	$487.0	$584.4	$574.9	145%
Revenue - Company	$2,002.2	$2,224.7	$2,447.2	$2,290.3	115%

Equity Grant Practices

The Committee typically approves annual equity awards at its February meeting, the date of which is usually set two years in advance. The annual equity awards for 2021 were effective on March 1, 2021.

In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per-share prices of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material, nonpublic information. Similarly, the Company does not time the release of material, nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2021, please refer to the “2021 Grants of Plan-Based Awards” table in this Proxy Statement. For information about the total number of equity awards outstanding as of the end of 2021 with respect to each named executive officer, please refer to the “2021 Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.

Additional Compensation Policies and Practices

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Incentive Compensation Recoupment Policy

We have adopted a clawback policy to support the accuracy of our financial statements and align our executives’ long-term interests with those of our shareholders. Under this policy, each officer must repay, as directed by the Board, any annual incentive or other performance-based award received by him or her, if (i) the payment of such compensation was based on the achievement of financial results that were later the subject of a restatement of our financial statements and (ii) the Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

Stock Ownership Requirements

The Committee maintains stock ownership targets for our named executive officers to achieve. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based or earned performance-based restricted share units. The ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives. Every October, we evaluate the equity ownership of each executive officer to ensure compliance with their ownership requirement.  The ownership requirement guidelines are 3x base salary for the CEO position and 2x base salary for the other named executive officers.  In 2021, all of our named executives met their ownership requirement, with the exception of Mr. Combs, who has until January 2026 to meet his ownership requirement.

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Post-Employment Benefits

The Committee believes it is important to provide the executive officers, including named executive officers, with benefits that are in addition to those generally provided to its employees. As a result:

•

Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to Internal Revenue Service ("IRS") limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “2021 Nonqualified Deferred Compensation” table of this Proxy Statement.

•

We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceeded the Internal Revenue Service limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP, effective June 30, 2009, and froze all compensation accruals after 2014. For more information on the pension plan and the SERP, please refer to the “2021 Pension Benefits” table of this Proxy Statement.

•

Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit was frozen. The Transition Credit Plan was effective from 2011 through 2015. For more information about the Transition Credit Plan, please refer to the “2021 Non-Qualified Deferred Compensation” table of this Proxy Statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

As a result of the on-going COVID-19 pandemic and related health concerns, in August 2020, the Committee of the Board of Directors put in place the Corporate Aviation Policy that permits the named executive officers to use private aircraft for business and limited personal travel.  This policy is designed to safeguard the health and safety of our senior executives during the global health pandemic, and we believe the risks of illness, short-term loss of leadership and business interruption are significantly diminished as a result.  For personal travel, the CEO is permitted three personal trips per calendar year.  All other NEOs are permitted two personal trips per year.  All travel by named executive officers, other than the CEO, must be approved in advance by the CEO.  Any personal travel costs are considered taxable income to the named executive officer.  During 2021, Mr. Symson and Mr. Combs utilized a private aircraft for limited personal travel due to the COVID-19 pandemic as permitted under the Corporate Aviation Policy.  This usage is reported to the Committee of the Board of Directors on a quarterly basis.

For more information about the perquisites provided in 2021 to each named executive officer, please refer to the “All Other Compensation” column of the “2021 Summary Compensation Table” of this proxy statement.

Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Symson only) and the Executive Severance and Change in Control Plan for the other named executive officers.

The E.W. Scripps Company	44	2022 Proxy Statement

Employment Agreement

Effective January 1, 2020, Mr. Symson entered into a new employment agreement with the Company.  The agreement has a three-year term commencing January 1, 2020, with the potential for annual renewals.  The term will be extended two years in the event of a change in control of the Company. The agreement provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability.  The agreement provides additional severance benefits in the event his employment terminates within 2 years after a change in control. Mr. Symson’s severance benefits are more fully described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Severance Plan

On February 25, 2020, the Board of Directors, upon recommendation of the Committee, established the Scripps Executive Severance and Change in Control Plan (the “Severance Plan”).  The Severance Plan supersedes and replaces the The E.W. Scripps Company Executive Severance Plan and the Scripps Senior Executive Change in Control Plan, effective February 25, 2020, and provides severance protection for certain employees, including the named executive officers other than Mr. Symson, following a termination event.  The Severance Plan removed the excise tax gross-up provision that was previously included in the Scripps Senior Executive Change in Control Plan.  As a result, the Company no longer provides tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on payments received in connection with a change in control.  Additionally, provisions of the Severance Plan modified the severance calculation to equal a multiple of a participant’s “target” bonus for the year of termination.  Previously, the multiple considered the greater of target bonus or the highest paid bonus over three years.

All equity awards held by our named executive officers would immediately vest upon a change in control.  Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination of employment within a certain period following a change in control.  This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

Compensation Consultant and Peer Group

Independent Compensation Consultant

The Committee directly retains an independent compensation consultant for purposes of developing and reviewing our executive compensation strategy and programs.  Since 2015, the Committee has retained Exequity, LLP (“Exequity”) as its consultant.  The Committee reviews the performance of its compensation consultant on an annual basis.  Minimally, every 5 years the Committee issues a request for proposal in the marketplace.  Beginning in mid-2021, the Committee retained Korn Ferry as its consultant.  Compensation decisions made for 2021 were done so under the consultation of Exequity.

Exequity/Korn Ferry reported directly to the Committee and served at the sole discretion of the Committee. They did not perform any other services for the Company. On a prospective basis, the Committee assessed the independence of Korn Ferry pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest existed that would prevent Korn Ferry from independently advising the Committee.

The E.W. Scripps Company	45	2022 Proxy Statement

The independent compensation consultant attends each Committee meeting and provides advice to the Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards and analysis with respect to specific projects and information regarding trends and competitive practices.

Compensation Peer Group

Our compensation peer group consists of broadcast and other media companies identified through a quantitative analysis as being comparable across a range of operational and market-based performance measures. We review our compensation peer group annually based on the Company’s current strategic direction, size and market for competitive talent.  Due to the acquisition and divestiture of several businesses in 2020 and early 2021, the peer group was reviewed, and the following changes were made to better reflect our current talent market and industry in which we operate:

Additions	Removals
AMC Networks, Inc.	Saga Communications
IAC/InterActive Corporation	Salem Media Group
Meredith Corporation	Urban One, Inc.
The New York Times Company

The 2021 peer group, used in conjunction with 2021 compensation decisions, consisted of the following companies:

Revenue Comparison*

(in millions)

*Revenue values are based on 2019 revenues (most current annual revenue data available when 2021 compensation decisions were made).

The E.W. Scripps Company	46	2022 Proxy Statement

Tax Implications

In structuring our executive compensation program, the Committee takes into account the tax treatment of our compensation arrangements.  For example, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).  Prior to 2018, Section 162(m) generally provided that the Company may not deduct compensation paid to a “covered employee” (generally our named executive officers serving on the last day of the year other than the chief financial officer) to the extent it exceeds $1 million. Qualified performance-based compensation paid pursuant to shareholder approved plans generally was not subject to the $1 million deduction limit, provided that certain requirements were satisfied.

In making compensation decisions in 2017 and prior years, the Committee often sought to structure our STI program and performance-based restricted shares with the intention that they would be exempt from the $1 million deduction limit as “qualified performance-based compensation.”  However, the Committee has never adopted a policy that would require all compensation to be deductible, because the Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation would not be deductible under Section 162(m).

The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes a number of significant changes to Section 162(m), such as the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the chief financial officer and certain former named executive officers as covered employees).  As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our covered employees generally will not be deductible in 2018 or future years, to the extent that it exceeds $1 million.

The E.W. Scripps Company	47	2022 Proxy Statement

2021 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2021, 2020 and 2019 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Adam P. Symson	2021	1,200,000	300,000	3,869,769	1,650,000	—	333,900	7,353,669
President & Chief	2020	926,503	—	2,041,633	1,386,000	86,220	120,154	4,560,510
Executive Officer	2019	1,000,000	—	2,160,412	1,106,750	86,035	95,278	4,448,475
Jason P. Combs	2021	495,644	100,000	604,648	407,670	—	49,412	1,657,374
Executive Vice President/	2020	244,039	—	36,294	102,460	—	15,427	398,220
Chief Financial Officer	2019	199,978	—	59,125	67,452	—	15,856	342,411
Lisa A. Knutson	2021	699,178	300,000	725,598	565,462	—	53,542	2,343,780
President, Scripps Networks /	2020	565,027	—	415,888	450,450	46,924	49,402	1,527,691
former Executive Vice President	2019	600,000	—	685,923	419,400	50,617	46,835	1,802,775
& Chief Financial Officer
Brian G. Lawlor	2021	750,000	300,000	786,033	626,625	—	55,366	2,518,024
President, Local Media	2020	630,960	—	453,695	486,150	286,693	55,051	1,912,549
	2019	676,500	—	756,136	472,874	306,737	51,750	2,263,997
William Appleton	2021	550,000	300,000	665,123	453,750	—	42,596	2,011,469
Executive Vice President/	2020	460,344	—	385,646	352,737	1,908	39,874	1,240,509
General Counsel	2019	494,000	—	658,935	345,306	3,687	40,557	1,542,485
Laura M. Tomlin	2021	399,342	300,000	483,739	329,458	—	37,334	1,549,873
Executive Vice President/	2020	333,443	—	283,563	222,480	—	32,258	871,744
Chief Administrative Officer	2019	333,462	—	399,670	191,280	—	26,686	951,098

(1)

Represents a transaction bonus recognizing the extraordinary efforts in connection with the negotiation and closing of the ION acquisition.  Madams. Knutson and Tomlin and Messrs. Symson, Lawlor and Appleton received $300,000 each and Mr. Combs received $100,000.  Mr. Combs’ bonus was reflective of his position at the time the bonus was earned.

(2)

Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of time-based restricted share units and performance-based restricted share units (based on the probable outcome of the performance condition as of the date of grant) in the applicable year, disregarding the impact of estimated forfeitures. See footnote 18 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The aggregate grant date fair value of the performance-based restricted share units granted in 2021, assuming the highest level of performance would be achieved, is as follows:  Mr. Symson, $3,482,806; Mr. Combs, $453,501; Ms. Knutson, $544,214; Mr. Lawlor, $589,540; Mr. Appleton, $498,847; and Ms. Tomlin, $362,809.  The Company met the performance metrics necessary for a 130% payout of the performance-based restricted share units granted in 2021.  The Company met the performance metrics necessary for a 105% payout of the performance-based restricted share units granted in 2020.  The Company met the performance metrics necessary for a 120% payout of the performance-based restricted share units granted in 2019.

(3)	Represents the short-term incentive earned in the applicable year.
(4)

Represents the change in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. In 2021, the values in these plans decreased for Mr. Symson ($22,809), Ms. Knutson ($8,434), Mr. Lawlor ($57,192) and Mr. Appleton ($5,386) due to an increase in discount rates and change in the mortality tables.  Our named executive officers did not accrue any preferential or above-market earnings on nonqualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009 and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin are not eligible for the pension plan or SERP.

(5)

Represents the perquisites and other benefits earned in the applicable year. The benefits for 2021 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

The E.W. Scripps Company	48	2022 Proxy Statement

Name	Financial Planning ($)(i)	Charitable Contributions ($)(ii)	Executive Physical ($)(iii)	Matching Contribution ($)(iv)	Personal Aircraft Travel(v)	Total ($)

Mr. Symson	15,000	2,500	1,772	90,510	224,118	333,900
Mr. Combs	7,190	2,500	2,457	10,150	27,115	49,412
Ms. Knutson	10,955	—	2,375	40,212	—	53,542
Mr. Lawlor	9,821	—	2,280	43,265	—	55,366
Mr. Appleton	11,000	—	—	31,596	—	42,596
Ms. Tomlin	11,000	—	4,590	21,744	—	37,334

(i)	Represents all amounts paid by the Company for financial planning services.
(ii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $2,500 annually for charitable contributions made by the executives. This program is available to all employees.
(iii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.
(iv)	Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan.
(v)	Represents the amount for use of a private aircraft for limited personal travel due to the COVID-19 pandemic as permitted under the Corporate Aviation Policy.

The E.W. Scripps Company	49	2022 Proxy Statement

2021 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding short-term incentive and restricted share unit awards granted during 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)

	Short-Term Incentive		600,000	1,200,000	1,800,000
	3/1/2021	2/23/2021				57,245	114,491	171,736		2,321,877
Mr. Symson	3/1/2021	2/23/2021							76,326	1,547,892
	Short-Term Incentive		148,693	297,386	446,079
	3/1/2021	2/22/2021				7,454	14,908	22,362		302,334
Mr. Combs	3/1/2021	2/22/2021							14,907	302,314
	Short-Term Incentive		209,754	419,507	629,261
	3/1/2021	2/22/2021				8,945	17,890	26,835		362,809
Ms. Knutson	3/1/2021	2/22/2021							17,889	362,789
	Short-Term Incentive		225,000	450,000	675,000
	3/1/2021	2/22/2021				9,690	19,380	29,070		393,026
Mr. Lawlor	3/1/2021	2/22/2021							19,379	393,007
	Short-Term Incentive		165,000	330,000	495,000
	3/1/2021	2/22/2021				8,199	16,399	24,598		332,572
Mr. Appleton	3/1/2021	2/22/2021							16,398	332,551
	Short-Term Incentive		119,830	239,659	359,489
	3/1/2021	2/22/2021				5,963	11,927	17,890		241,880
Ms. Tomlin	3/1/2021	2/22/2021							11,926	241,859

(1)

Represents the short-term incentive opportunities granted in 2021. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. The actual 2021 incentive award is set forth in the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table” of this proxy statement.

(2)

Represents the performance-based restricted share units granted in 2021 under the Long-Term Incentive Plan. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. Any units earned would be subject to a four-year vesting schedule. In 2021, the performance metric resulted in a payout of 130% of the target performance shares subject to a four year vesting schedule, with the first installment vesting on March 1, 2022.

(3)

Represents the time-based restricted share units granted in 2021 under the Long-Term Incentive Plan. The time-based restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares.

(4)	Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

The E.W. Scripps Company	50	2022 Proxy Statement

2021 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to each award of time-based restricted share units that had not vested and remained outstanding as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)

Mr. Symson	480,127	9,290,457
Mr. Combs	40,596	785,533
Ms. Knutson	101,852	1,970,836
Mr. Lawlor	106,273	2,056,383
Mr. Appleton	93,834	1,815,688
Ms. Tomlin	66,023	1,277,545

The E.W. Scripps Company	51	2022 Proxy Statement

(1)

Represents the number of time-based restricted share units for each named executive officer outstanding as of December 31, 2021. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for outstanding restricted share units are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Mr. Symson	3/8/2018	14,066	14,066 on 3/1/2022
	3/8/2018	11,815	11,815 on 3/1/2022
	3/19/2019	28,818	14,409 on 3/1/2022; 14,409 on 3/1/2023
	3/19/2019	23,055	11,527 on 3/1/2022; 11,528 on 3/1/2023
	3/17/2020	68,819	22,940 on 3/1/2022; 22,939 on 3/1/2023; 22,940 on 3/1/2024
	3/17/2020	108,390	36,130 on 3/1/2022; 36,130 on 3/1/2023; 36,130 on 3/1/2024
	3/1/2021	76,326	19,081 on 3/1/2022; 19,082 on 3/1/2023; 19,081 on 3/1/2024; 19,082 on 3/1/2025
	3/1/2021	148,838	37,209 on 3/1/2022; 37,210 on 3/1/2023; 37,209 on 3/1/2024; 37,210 on 3/1/2025
	Total	480,127
Mr. Combs	3/19/2019	725	725 on 3/1/2022
	3/19/2019	581	581 on 3/1/2022
	3/17/2020	2,719	1,359 on 3/1/2022; 1,360 on 3/1/2023
	3/17/2020	2,284	1,142 on 3/1/2022; 1,142 on 3/1/2023
	3/1/2021	14,907	3,726 on 3/1/2022; 3,727 on 3/1/2023; 3,727 on 3/1/2024; 3,727 on 3/1/2025
	3/1/2021	19,380	4,845 on 3/1/2022; 4,845 on 3/1/2023; 4,845 on 3/1/2024; 4,845 on 3/1/2025
	Total	40,596
Ms. Knutson	3/8/2018	5,275	5,275 on 3/1/2022
	3/8/2018	4,431	4,431 on 3/1/2022
	3/19/2019	9,150	4,575 on 3/1/2022; 4,575 on 3/1/2023
	3/19/2019	7,320	3,660 on 3/1/2022; 3,660 on 3/1/2023
	3/17/2020	21,028	7,009 on 3/1/2022; 7,009 on 3/1/2023; 7,010 on 3/1/2024
	3/17/2020	14,170	4,357 on 3/1/2022; 4,906 on 3/1/2023; 4,907 on 3/1/2024
	3/1/2021	17,221	3,804 on 3/1/2022; 4,472 on 3/1/2023; 4,472 on 3/1/2024; 4,473 on 3/1/2025
	3/1/2021	23,257	5,814 on 3/1/2022; 5,815 on 3/1/2023; 5,814 on 3/1/2024; 5,814 on 3/1/2025
	Total	101,852
Mr. Lawlor	3/8/2018	5,374	5,374 on 3/1/2022
	3/8/2018	4,514	4,514 on 3/1/2022
	3/19/2019	9,382	4,339 on 3/1/2022; 5,043 on 3/1/2023
	3/19/2019	7,506	3,471 on 3/1/2022; 4,035 on 3/1/2023
	3/17/2020	21,339	6,046 on 3/1/2022; 7,646 on 3/1/2023; 7,647 on 3/1/2024
	3/17/2020	14,937	4,232 on 3/1/2022; 5,352 on 3/1/2023; 5,353 on 3/1/2024
	3/1/2021	18,027	3,492 on 3/1/2022; 4,845 on 3/1/2023; 4,845 on 3/1/2024; 4,845 on 3/1/2025
	3/1/2021	25,194	6,298 on 3/1/2022; 6,299 on 3/1/2023; 6,298 on 3/1/2024; 6,299 on 3/1/2025
	Total	106,273
Mr. Appleton	3/8/2018	5,024	5,024 on 3/1/2022
	3/8/2018	4,220	4,220 on 3/1/2022
	3/19/2019	8,790	4,395 on 3/1/2022; 4,395 on 3/1/2023
	3/19/2019	7,032	3,516 on 3/1/2022; 3,516 on 3/1/2023
	3/17/2020	19,499	6,500 on 3/1/2022; 6,499 on 3/1/2023; 6,500 on 3/1/2024
	3/17/2020	12,697	3,597 on 3/1/2022; 4,550 on 3/1/2023; 4,550 on 3/1/2024
	3/1/2021	15,254	2,955 on 3/1/2022; 4,100 on 3/1/2023; 4,099 on 3/1/2024; 4,100 on 3/1/2025
	3/1/2021	21,318	5,329 on 3/1/2022; 5,330 on 3/1/2023; 5,329 on 3/1/2024; 5,330 on 3/1/2025
	Total	93,834

The E.W. Scripps Company	52	2022 Proxy Statement

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Ms. Tomlin	3/8/2018	2,512	2,512 on 3/1/2022
	3/8/2018	2,110	2,110 on 3/1/2022
	3/19/2019	5,331	2,665 on 3/1/2022; 2,666 on 3/1/2023
	3/19/2019	4,265	2,132 on 3/1/2022; 2,133 on 3/1/2023
	3/17/2020	14,337	4,779 on 3/1/2022; 4,779 on 3/1/2023; 4,779 on 3/1/2024
	3/17/2020	10,037	3,346 on 3/1/2022; 3,345 on 3/1/2023; 3,346 on 3/1/2024
	3/1/2021	11,926	2,981 on 3/1/2022; 2,982 on 3/1/2023; 2,981 on 3/1/2024; 2,982 on 3/1/2025
	3/1/2021	15,505	3,876 on 3/1/2022; 3,877 on 3/1/2023; 3,876 on 3/1/2024; 3,876 on 3/1/2025
	Total	66,023

(2)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2021 ($19.35 per share).

2021 Stock Vested

The following table sets forth information for each named executive officer with respect to the vesting of restricted share units during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Symson	117,751	2,387,990
Mr. Combs	5,881	118,476
Ms. Knutson	34,310	1,258,720
Mr. Lawlor	45,080	2,457,397
Mr. Appleton	33,695	1,182,272
Ms. Tomlin	17,543	355,772

(1)	Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

The E.W. Scripps Company	53	2022 Proxy Statement

2021 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mr. Symson	Scripps Pension Plan	7.33	236,157	—
	SERP	7.33	150,604	—
Mr. Combs	Scripps Pension Plan	—	—	—
	SERP	—	—	—
Ms. Knutson	Scripps Pension Plan	3.50	152,894	—
	SERP	3.50	139,253	—
Mr. Lawlor	Scripps Pension Plan	15.83	630,434	—
	SERP	15.83	1,074,522	—
Mr. Appleton	Scripps Pension Plan	1.17	37,515	—
	SERP	1.17	40,718	—
Ms. Tomlin	Scripps Pension Plan	—	—	—
	SERP	—	—	—

(1)

The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2021. The present value of accumulated benefit was calculated using the same assumptions included in the 2021 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements (except for Mr. Appleton who has an assumed mid-year retirement for the value in the table). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009 and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin did not participate in these plans since they were hired after the freeze date.  All the eligible named executive officers are fully vested in their benefits.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable), but not later than 2014. Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.  Mr. Combs and Ms. Tomlin did not participate in this plan since they were hired after the freeze date.

Compensation: Subject to the applicable Internal Revenue Code limit, compensation included salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

The E.W. Scripps Company	54	2022 Proxy Statement

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarial equivalent of the monthly life annuity form.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. Mr. Combs and Ms. Tomlin did not participate in this plan since they were hired after the freeze date.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement: A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

The E.W. Scripps Company	55	2022 Proxy Statement

2021 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2021.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Mr. Symson	203,160	80,360	190,582	—	1,566,141
Mr. Combs	—	—	—	—	—
Ms. Knutson	51,535	30,062	408,226	(48,646)	2,811,418
Mr. Lawlor	636,150	33,115	167,443	—	2,015,733
Mr. Appleton	191,969	21,446	188,953	—	1,910,292
Ms. Tomlin	19,875	11,594	4,257	—	80,458

(1)

Represents the base salary and short-term incentive deferred by each named executive officer during 2021. The deferrals are included in the amounts reflected in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the "2021 Summary Compensation Table."

(2)

Represents the matching contributions made under the Executive Deferred Compensation Plan. The matching contribution is included in the "All Other Compensation" column of the "2021 Summary Compensation Table."

(3)

The aggregate balance as of December 31, 2021, for each named executive officer includes the following amounts that were previously earned and reported as compensation in the summary compensation table for the years 2006 through 2020:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)

Mr. Symson	389,571	196,006	218,341
Mr. Combs	—	—	—
Ms. Knutson	559,114	791,372	146,472
Mr. Lawlor	59,035	831,576	108,493
Mr. Appleton	93,512	892,712	137,280
Ms. Tomlin	6,960	11,477	10,755

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax short-term incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base salary (in excess of the applicable Internal Revenue Code limit) and short-term incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit service was frozen.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which was in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2021, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

The E.W. Scripps Company	56	2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2021, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2021 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table” for the amount of the 2021 annual incentive payout, the “2021 Stock Vested” table for a summary of each named executive officer’s vested equity awards, the “2021 Pension Benefits” table for a summary of each named executive officer’s vested pension benefit, and the “2021 Nonqualified Deferred Compensation” table for a summary of each named executive officer’s deferred compensation balance.

The E.W. Scripps Company	57	2022 Proxy Statement

Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)	Total ($)(5)

Mr. Symson
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	4,800,000	—	54,864	9,290,457	14,145,321
• CIC	—	—	—	9,290,457	9,290,457
• Involuntary or good reason termination after a CIC	4,800,000	—	39,864	—	4,839,864
• Death	1,200,000	—	39,864	9,290,457	10,530,321
• Disability	1,200,000	—	39,864	9,290,457	10,530,321
Mr. Combs
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	800,000	—	7,271	785,533	1,592,804
• CIC	—	—	—	785,533	785,533
• Involuntary or good reason termination after a CIC	1,600,000	—	14,542	—	1,614,542
• Death	500,000	—	—	785,533	1,285,533
• Disability	500,000	—	—	785,533	1,285,533
Ms. Knutson
• Voluntary termination(6)	—	—	—	1,970,836	1,970,836
• Involuntary termination without cause	1,120,000	—	16,455	1,970,836	3,107,291
• CIC	—	—	—	1,970,836	1,970,836
• Involuntary or good reason termination after a CIC	2,240,000	—	32,910	—	2,272,910
• Death	700,000	—	—	1,970,836	2,670,836
• Disability	700,000	—	—	1,970,836	2,670,836
Mr. Lawlor
• Voluntary termination(6)	—	—	—	2,056,383	2,056,383
• Involuntary termination without cause	1,200,000	—	12,942	2,056,383	3,269,325
• CIC	—	—	—	2,056,383	2,056,383
• Involuntary or good reason termination after a CIC	2,400,000	—	25,884	—	2,425,884
• Death	750,000	—	—	2,056,383	2,806,383
• Disability	750,000	—	—	2,056,383	2,806,383
Mr. Appleton
• Voluntary termination(6)	—	2,760	—	1,815,688	1,818,448
• Involuntary termination without cause	880,000	2,760	15,960	1,815,688	2,714,408
• CIC	—	—	—	1,815,688	1,815,688
• Involuntary or good reason termination after a CIC	1,760,000	6,981	31,920	—	1,798,901
• Death	550,000	—	—	1,815,688	2,365,688
• Disability	550,000	2,760	—	1,815,688	2,368,448
Ms. Tomlin
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	640,000	—	17,906	1,277,545	1,935,451
• CIC	—	—	—	1,277,545	1,277,545
• Involuntary or good reason termination after a CIC	1,280,000	—	35,812	—	1,315,812
• Death	400,000	—	—	1,277,545	1,677,545
• Disability	400,000	—	—	1,277,545	1,677,545

(1)

Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Symson only), or the Executive Severance and Change in Control Plan, as applicable.

(2)

Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2022, a discount rate of 2.95 percent for the qualified plan and 2.92 percent for the nonqualified plan and the IRS’s required funding mortality.

(3)

Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance.  Mr. Symson’s amount reflected for an involuntary termination without cause also includes financial planning services for one year.

The E.W. Scripps Company	58	2022 Proxy Statement

(4)

Represents the product of (i) the number of restricted share units outstanding as of December 31, 2021, multiplied by (ii) $19.35 (i.e., the closing market price on December 31, 2021). Please refer to "2021 Outstanding Equity Awards at Fiscal Year-End" table for more detail.

(5)	Represents the total payout under each termination category.
(6)	Equity awards vest in full on retirement. Ms. Knutson and Messrs. Lawlor and Appleton are retirement eligible.

Summary of Various Plans and Arrangements

Employment Agreement for Mr. Symson

Under Mr. Symson’s employment agreement, as in effect on December 31, 2021, if his employment were terminated without “cause” (including as a result of the non-renewal of the employment agreement by the Company, but not including termination as a result of death or disability), or if Mr. Symson terminated his employment for “good reason”, he would be entitled to receive: (i) a cash severance payment equal to 2 times his annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on actual performance, (iii) continued medical and dental coverage for two years, (iv) reimbursement of up to $15,000 in financial planning expenses for one year, and (v) accelerated vesting of outstanding equity awards.

If Mr. Symson provides timely written notice of his intention not to renew the employment agreement and terminates his employment at the expiration of the term, he will be entitled to receive: (i) a cash severance payment equal to one-half of his annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on actual performance, (iii) continued medical and dental coverage for six months, and (iv) reimbursement of up to $15,000 in financial planning expenses for one year.

If Mr. Symson’s employment terminates as a result of his death or disability, he (or his estate) will be entitled to receive: (i) a cash severance payment equal to one year of his annual base salary, (ii) a pro-rated annual incentive bonus based on actual performance, and (iii) continued medical and dental coverage for two years.

However, if any termination of employment described above occurs within two years after a change in control, Mr. Symson’s rights to severance benefits will be governed by the terms of the Company’s Executive Severance and Change in Control Plan (described below).

Mr. Symson must sign a release of claims against the Company prior to receiving the benefits described above.  In exchange, Mr. Symson agrees to maintain the confidentiality of the Company’s trade secret information and agrees not to compete with the Company or solicit its employees for 18 months thereafter (or for six months after a termination due to Mr. Symson’s timely notice of non-renewal of the of the employment agreement).

For purposes of his employment agreement, “cause” generally means a conviction of (or plea of nolo contendere to) a felony (other than traffic-related citations) or other crime involving dishonesty; the willful and material unauthorized disclosure of confidential information; gross misconduct or gross neglect in the performance of his duties; the willful failure to cooperate with a bona fide investigation; or the willful and material violation of the Company’s written conduct policies.  “Good reason” generally means a reduction in Mr. Symson’s title, duties, responsibilities or reporting relationship, a reduction of his base salary or target annual incentive opportunity (other than certain across-the-board reductions); a failure to nominate him for re-election or to elect him as a member of the Board; or a breach by the Company of his employment agreement.

Executive Severance and Change in Control Plan

Each named executive officer other than Mr. Symson participates in the Executive Severance and Change in Control Plan.

Upon an involuntary termination other than for “cause”, prior to a change in control, the severance benefit equals: (i) a cash severance payment equal to 1 times the executive’s annual base salary and target annual incentive, (ii) if the termination occurs after the first 45 calendar days of a performance period, a pro-rated annual incentive bonus based on actual performance, (iii) a lump-sum payment for health care premiums for up to one year, and (iv) accelerated vesting of outstanding equity awards.

Upon an involuntary termination other than for “cause” or a resignation for “good reason”, in either case within two years after a change in control, the severance benefit equals: (i)  a cash severance payment equal to 2 times the executive’s annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on target performance, (iii) a lump-sum payment for health care premiums for up to two years, (iv) a lump-sum payment for continuation of financial planning services through the end of the year in which the termination occurs, (v) accelerated vesting of outstanding equity awards, and (vi) a

The E.W. Scripps Company	59	2022 Proxy Statement

lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by two years.

Upon a termination due to death or disability (whether before or after a change in control), the severance benefit includes a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Participants must sign a release of claims against the Company prior to receiving these severance benefits.  The term “cause” generally has the same meaning as provided in Mr. Symson's employment agreement. The term “good reason” generally includes a material reduction in compensation or duties; material change in geographic loacation; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Board, such that the current incumbents and their approved successors no longer constitute a majority.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s Board, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year.  The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2021 fiscal year:

•	The median of the annual total compensation of all of our employees, excluding the Chief Executive Officer, was estimated to be $59,299;
•	The annual total compensation of our Chief Executive Officer was $7,353,669 which, as described below, represents the sum of the compensation earned by Mr. Symson for the year; and
•	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 124.0 to 1.

In determining the pay ratio information provided above, we first identified our median employee for the 2021 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•

We selected December 1, 2021 as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, excluding employees working outside of the U.S.

•

We used total cash compensation during the 2021 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list.  For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the fiscal year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full 2021 fiscal year.

The E.W. Scripps Company	60	2022 Proxy Statement

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our named executive officers, as reported in the "2021 Summary Compensation Table".

The estimated $59,299 annual total compensation of our median employee, as reported above, includes $57,260 in base wages and $2,039 in all other compensation (consisting of all matching contributions made under the Company's 401(k) plan) provided to the median employee with respect to fiscal year 2021.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, to calculate the median employee’s annual total compensation and to estimate the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees.  As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

The E.W. Scripps Company	61	2022 Proxy Statement

2021 Director Compensation

The following table sets forth information regarding the compensation earned in 2021 by non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)

Marcellus W. Alexander, Jr	69,813	128,790	—	198,603
Charles L. Barmonde	69,813	128,790	—	198,603
Richard A. Boehne(3)	105,813	—	—	105,813
Kelly P. Conlin	85,813	128,790	—	214,603
Lauren Rich Fine	70,813	128,790	—	199,603
John W. Hayden	84,813	128,790	—	213,603
Anne M. La Dow	69,813	128,790	—	198,603
Wonya Y. Lucas(4)	69,813	128,790	—	198,603
R. Michael Scagliotti	69,813	128,790	—	198,603
Kim Williams	167,813	128,790	—	296,603

(1)

Represents the aggregate grant date fair value of restricted share unit awards granted in 2021, as determined in accordance with FASB ASC Topic 718. See footnote 18 of our 2021 Annual Report for the assumptions used in the valuation of these awards.

(2)

Represents the above market earnings to the fixed income account within the 1997 Deferred Compensation and Stock Plan for Directors.  Only Ms. Williams has a fixed income account.  Our directors did not accrue any preferential or above-market earnings on nonqualified deferred compensation.

(3)	Mr. Boehne retired from the Board effective May 3, 2021.

(4)  Ms. Lucas is not standing for election and will step down from the Board effective May 2, 2022.

The following is a summary of the outstanding restricted share unit awards held by each non-employee director as of December 31, 2021.

Name	Aggregate Number of Restricted Share Unit Awards (#)

Mr. Alexander	5,935
Mr. Barmonde	5,935
Mr. Conlin	5,935
Ms. Fine	5,935
Mr. Hayden	5,935
Ms. La Dow	5,935
Ms. Lucas	5,935
Mr. Scagliotti	5,935
Ms. Williams	5,935

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the Board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the Board.

The E.W. Scripps Company	62	2022 Proxy Statement

The Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board.  As part of this annual review, the Committee considers the significant time commitment and skill level required by each non-employee director in serving on the Board and its various committees.  The Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program.

Effective May 3, 2021, as a result of an independent compensation consultant benchmarking study and in an effort to be competitive within our peer group and with industry practices, the Company increased the non-employee director total compensation and changed the mix of pay elements.  To provide for a simpler construct and stay current with market trends, the individual meeting fees were eliminated.  The increase in total compensation is more heavily reflected in the equity component to further align the board with long-term shareholder interests.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $80,000, which was increased from $45,000. This increase is partially to adjust to more competitive market pay practices and elimination of per meeting fees.  Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments.  Changes that were made to our non-employee director meeting and committee chair cash compensation are outlined below:

Meeting Fees

	Jan 1 - May 3, 2021	May 4 - Dec. 31, 2021
Board	$2,500	N/A
Executive, Compensation and Nominating & Governance Committees	$2,000	N/A
Audit Committee	$2,500	N/A
Telephonic meeting fees	$1,000	N/A

Annual Chair Fees

	Jan 1 - May 3, 2021	May 4 - Dec. 31, 2021
Chair	$120,000	$120,000
Lead Director*	$25,000	N/A
Executive Committee	$3,000	$3,000
Audit Committee	$15,000	$26,000
Compensation Committee	$12,000	$20,000
Nominating & Governance Committee	$6,000	$14,000

* Ms. Williams moved from Lead Director to Board Chair upon the retirement of Mr. Boehne on May 3, 2021.

Equity Compensation

In May 2021, non-employee directors serving as of the 2021 Annual Meeting of Shareholders received a restricted share unit award equal to $125,000. The Committee, after receiving advice from its independent consultant, attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the Board or a change in control. The restricted share units may be forfeited upon removal from the Board for cause.

The E.W. Scripps Company	63	2022 Proxy Statement

The Board established stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director must own a number of Class A Common Shares with a value equal to three times his or her annual cash retainer by the fifth anniversary of the date elected to the Board. For this purpose, the shares may be owned directly, in trust, or through any unvested restricted share units. The following table shows the actual ownership under the policy of each non-employee nominee for election to the Board.

Name	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2022 price of $20.50)	Actual Ownership as of 1/31/2022

Mr. Alexander	3 x Retainer	11,707	23,631
Mr. Barmonde	3 x Retainer	11,707	625,415
Mr. Conlin	3 x Retainer	11,707	47,598
Ms. Fine	3 x Retainer	11,707	29,663
Mr. Hayden	3 x Retainer	11,707	94,707
Mr. Jablin(1)	3 x Retainer	11,707	—
Ms. La Dow	3 x Retainer	11,707	50,782
Ms. Radford(1)	3 x Retainer	11,707	—
Mr. Scagliotti	3 x Retainer	11,707	32,961
Ms. Williams	3 x Retainer	11,707	168,866

(1) Mr. Jablin and Ms. Radford are nominees, and if elected, will have until May 2, 2027, to meet the ownership requirement.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $2,500 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees.   None of the Company's non-employee directors elected to use the matching contribution for 2021.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors (“DCSPD”). The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director as of the first of the year following the year in which he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

The E.W. Scripps Company	64	2022 Proxy Statement

Compensation and Talent Management Committee Interlocks and Insider Participation

No member of the Company’s Committee (Mr. Conlin, chair, Mr. Alexander, Ms. La Dow and Ms. Lucas) is a current or former employee of the Company. None of our executive officers served as a member of the Committee or a director of another company where such company's executive officers served on our Board or Committee.

Related Party Transactions

Related Party Transactions

Under its charter, the audit committee of the Board is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy with Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the Board for approval by the Committee, and (iv) the transaction is also approved by the Board if the transaction involves the chairman of the Board or the chief executive officer of the Company. There were no related party transactions in 2021.

Scripps Family Agreement

The provisions of the Second Amended and Restated Scripps Family Agreement, dated March 26, 2021 (the “Scripps Family Agreement”) govern the transfer and voting of Common Voting Shares held by the signatories to such agreement (the “Signatories”). The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based. In March and September of 2013, the Trust distributed its Class A Common Shares and Common Voting Shares to the beneficiaries of the Trust, some of whom were minors at the time of distribution (each, a “Minor”). The beneficiaries (other than the Minors), their descendants, members of the John P. Scripps family and trusts for their benefit are Signatories. Common Voting Shares are held on behalf of the Minors in trust arrangements, of which certain Signatories serve as trustees or trust advisors, but such shares are not subject to the Scripps Family Agreement. The Minors may or may not become parties in the future.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the opportunity to purchase such shares, and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares (1) to lineal descendants or (2) by gift or testamentary transfer to (a) lineal descendants of Robert Paine Scripps or John P. Scripps, (b) any trust for the benefit of such descendant, the spouse of such descendant or a charitable organization controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendant, or (c) any entity or charitable organizations controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendants. Such transfers are valid only if each recipient (including, when applicable, the trustees and other persons with voting and dispositive power with respect to any trust, charitable organization or entity into which such shares are transferred) becomes party to the Scripps Family Agreement effective upon receipt of the shares. Additionally, Signatories may transfer Common Voting Shares by testamentary transfer or through family trusts to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement and trigger the purchase rights of the other Signatories and the Company described above. Any valid transfer of Common Voting

The E.W. Scripps Company	65	2022 Proxy Statement

Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting under the Scripps Family Agreement has been called. Each Signatory is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought for a vote at the family meeting. Each Signatory is bound by the decision reached by majority vote with respect to each such matter and, at the related annual or special meeting of the shareholders of the Company, each Signatory must vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting.  In furtherance of this obligation, the Signatories have irrevocably appointed each other as their attorneys and proxies to vote their Common Voting Shares at any such annual or special meeting.  As a result, any one Signatory may vote all the Common Voting Shares held by all the Signatories.

Duration of the Scripps Family Agreement.  The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps, alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective through October 17, 2032 and may be renewed beyond such date for additional 10-year periods.

The E.W. Scripps Company	66	2022 Proxy Statement

Proposal 2 to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants for the Company for the fiscal year ending December 31, 2022.  Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or otherwise.  However, the Board is submitting the selection of Deloitte to the holders of Common Voting Shares for ratification as a matter of good corporate governance.  If the holders of Common Voting Shares do not ratify the selection of Deloitte, the audit committee will reconsider the matter.  A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Approval of the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the Annual Meeting.  The Board recommends that holders of the Common Voting Shares vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2022.  Proxies for Common Voting Shares solicited by the Board will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for fiscal 2022, unless shareholders specify a contrary choice in their proxies.  Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2021, and December 31, 2020.

	2021	2020

Audit fees	$2,400,609	$1,900,300
Audit-related fees	17,043	87,043
Total audit and audit-related fees	2,417,652	1,987,343
Tax fees	—	—
Other fees	35,000	—
Total fees	$2,452,652	$1,987,343

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

The E.W. Scripps Company	67	2022 Proxy Statement

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; tax compliance for employee benefit plans; and tax work stemming from “Audit-Related” items.

Other Fees – These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.  The fees cover other engagements that are permissible under applicable laws and regulations including environmental, social and governance efforts.

These services are actively monitored (both spending level and work content) by the audit committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

The E.W. Scripps Company	68	2022 Proxy Statement

Proposal 3 Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

(Item 3 on Proxy Card for Vote by Common Voting Shares only)

At the 2017 Annual Meeting of Shareholders, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (a so-called “say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

The vote under this Proposal 3 is advisory, and therefore not binding on the Company, the Board or our compensation and talent management committee. However, our Board, including our compensation and talent management committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of such shares vote FOR the approval of Proposal 3. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 3. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 3.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

The E.W. Scripps Company	69	2022 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2021, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	2,589,496	(1)(3)(4)	$ —	6,277,571	(2)
Equity compensation plans not approved by security holders	—		$ —	—
Total	2,589,496		$ —	6,277,571

(1)

Includes the following plans: Long-Term Incentive Plan (“LTIP”), which encompasses the issuance of stock options, restricted shares, performance-based restricted shares, restricted share units; ESPP; and Deferred Compensation and Stock Plan for Directors (“DCSPD”).

(2)	Represents the maximum number of Shares that may be issued pursuant to awards other than stock options under the LTIP.
(3)

Includes 1,972,459 time-based restricted share units and 536,948 performance-based restricted share units.  The performance-based restricted share units were earned at 130% of target.  The actual number of restricted share units delivered under the LTIP was determined on February 23, 2021 and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this Proxy Statement.  These shares are not included in the weighted average exercise price.  The executives have no rights to vote with respect to the underlying restricted share units until the date on which the actual number of shares are determined and issued to the executive.  The executives are entitled to dividend equivalents if and when dividends are paid on Class A Shares.

(4)

Includes 80,089 phantom shares credited to the accounts of directors under the DCSPD that will be paid in shares.  These shares are not included in the weighted average exercise price.  Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director.  The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s shares, or to a fixed income account.  The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director.  Payments may be made in cash, shares, or a combination of cash and shares.

Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of filings made with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2021, all of the Company’s executive officers, directors and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2021, except for two late Form 4 filings.  One Form 4 with respect to one transaction of a fractional share sale by Adam P. Symson was inadvertently filed three days late due to an administrative error. Another Form 4 filing for Daniel Perschke, Vice President, Controller, reporting share dividends in the Employee Stock Purchase Plan was inadvertently filed 23 days late.

The E.W. Scripps Company	70	2022 Proxy Statement

Shareholder Proposals for 2023 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2023 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, on or before November 18, 2022, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials for the Company’s 2023 Annual Meeting of Shareholders. Such proposals should be submitted by certified mail, return receipt requested.

If a shareholder intends to raise a proposal at the Company’s 2023 Annual Meeting of Shareholders that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 1, 2023. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2023 Annual Meeting of Shareholders, whether or not there is any discussion of such proposal in the 2023 proxy statement.

Other Matters

This Proxy Statement, the Company’s 2021 Annual Report and other materials will be mailed to shareholders of record beginning on or about March 18, 2022.  Copies of these documents, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained free of charge either on our website or by contacting the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary.

Only one copy of this Proxy Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this Proxy Statement.  This procedure is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.  The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary.  Shareholders residing at the same address and currently receiving multiple copies of this Proxy Statement may contact the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary, to request that a single copy of a proxy statement be mailed in the future.

The presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the Annual Meeting, or voting in person at the Annual Meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the Annual Meeting. The forms of proxy for the two classes of shares permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2 and Proposal 3 upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made with respect to the proposal, such shares will be voted in favor of such proposal.

The E.W. Scripps Company	71	2022 Proxy Statement

Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposal to ratify the Company’s independent public accounting firm and the proposal to approve executive must receive the affirmative vote of a majority of the Company’s Common Voting Shares cast at the Annual Meeting in person or by proxy. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the Annual Meeting in person or by proxy. If any other matter properly comes before the Annual Meeting or at any postponement or adjournment thereof, the persons named in the proxy will vote thereon in accordance with their judgment to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Company does not know of any other matter that will be presented for action at the Annual Meeting, and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the Annual Meeting.

The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 8, 2022, the Signatories approved election of the eight nominees for the Director positions elected by the holders of Common Voting Shares and approved Proposal 2 and Proposal 3.  Accordingly, based on such approval, the Signatories will vote the Common Voting Shares held of record by them in favor of such nominees, in favor of Proposal 2 and in favor of Proposal 3 at the Annual Meeting.

By order of the Board,

Julie L. McGehee, Esq.
Secretary and Vice President

March 18, 2022

The E.W. Scripps Company	72	2022 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70325-P65643

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE E.W. SCRIPPS COMPANY

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Directors Recommend**
1a. Lauren Rich Fine	☐	☐	**For**
1b. Burton F. Jablin	☐	☐	**For**
1c. Kim Williams	☐	☐	**For**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70326-P65643

THE E.W. SCRIPPS COMPANY
Annual Meeting of Shareholders
May 2, 2022 4:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Jason Combs and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 2, 2022 at 4:00 PM Eastern Time at Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, and any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified.

Continued and to be signed on reverse side